EXHIBIT 10
----------





















                               $100,000,000

                             CREDIT AGREEMENT

                                dated as of

                               June 27, 1997

                                   among


                     AMLI RESIDENTIAL PROPERTIES, L.P.

                         The Banks Listed Herein,


                           WACHOVIA BANK, N.A.,
                                 as Agent

                                    and

                    THE FIRST NATIONAL BANK OF CHICAGO,
                          as Documentation Agent

                             TABLE OF CONTENTS

                             CREDIT AGREEMENT
                             ----------------

                                 ARTICLE I

                                DEFINITIONS. . . . . . . . . . . . . . .  1

SECTION 1.01. Definitions. . . . . . . . . . . . . . . . . . . . . . . .  1

SECTION 1.02. Accounting Terms and Determinations. . . . . . . . . . . . 14

SECTION 1.03. References . . . . . . . . . . . . . . . . . . . . . . . . 14

SECTION 1.04. Use of Defined Terms . . . . . . . . . . . . . . . . . . . 14

SECTION 1.05. Terminology. . . . . . . . . . . . . . . . . . . . . . . . 15

                                ARTICLE II

                                THE CREDITS. . . . . . . . . . . . . . . 15

SECTION 2.01. Commitments to Lend Syndicated Loans . . . . . . . . . . . 15

SECTION 2.02. Method of Borrowing Loans Other Than
                Transaction Rate Loans . . . . . . . . . . . . . . . . . 16

SECTION 2.03. Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . 18

SECTION 2.04. Maturity of Loans. . . . . . . . . . . . . . . . . . . . . 18

SECTION 2.05. Interest Rates . . . . . . . . . . . . . . . . . . . . . . 19

SECTION 2.06. Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

SECTION 2.07. Optional Termination or Reduction of
                Commitments. . . . . . . . . . . . . . . . . . . . . . . 21

SECTION 2.08. Mandatory Reduction and Termination of
                Commitments. . . . . . . . . . . . . . . . . . . . . . . 21

SECTION 2.09. Optional Prepayments . . . . . . . . . . . . . . . . . . . 21

SECTION 2.10. Mandatory Prepayments. . . . . . . . . . . . . . . . . . . 22

SECTION 2.11. General Provisions as to Payments. . . . . . . . . . . . . 22

SECTION 2.12. Computation of Interest and Fees . . . . . . . . . . . . . 23


                                    (i)

                                ARTICLE III

                         CONDITIONS TO BORROWINGS. . . . . . . . . . . . 24

SECTION 3.01. Conditions to First Borrowing. . . . . . . . . . . . . . . 24

SECTION 3.02. Conditions to All Borrowings . . . . . . . . . . . . . . . 25

                                ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES . . . . . . . . . . 25

SECTION 4.01. Partnership, Trust and Corporate Existence and
                Power. . . . . . . . . . . . . . . . . . . . . . . . . . 26

SECTION 4.02. Corporate and Governmental Authorization; No
                Contravention. . . . . . . . . . . . . . . . . . . . . . 26

SECTION 4.03. Binding Effect . . . . . . . . . . . . . . . . . . . . . . 26

SECTION 4.04. Financial Information. . . . . . . . . . . . . . . . . . . 27

SECTION 4.05. No Litigation. . . . . . . . . . . . . . . . . . . . . . . 27

SECTION 4.06. Compliance with ERISA. . . . . . . . . . . . . . . . . . . 27

SECTION 4.07. Compliance with Laws; Payment of Taxes . . . . . . . . . . 27

SECTION 4.08. Subsidiaries, Co-Investment Partnerships and
                Service Companies. . . . . . . . . . . . . . . . . . . . 27

SECTION 4.09. Investment Company Act . . . . . . . . . . . . . . . . . . 28

SECTION 4.10. Public Utility Holding Company Act . . . . . . . . . . . . 28

SECTION 4.11. Ownership of Property; Liens . . . . . . . . . . . . . . . 28

SECTION 4.12. No Default . . . . . . . . . . . . . . . . . . . . . . . . 28

SECTION 4.13. Full Disclosure. . . . . . . . . . . . . . . . . . . . . . 28

SECTION 4.14. Environmental Matters. . . . . . . . . . . . . . . . . . . 28

SECTION 4.15. Capital Stock. . . . . . . . . . . . . . . . . . . . . . . 29

SECTION 4.16. Margin Stock . . . . . . . . . . . . . . . . . . . . . . . 29

SECTION 4.17. Insolvency . . . . . . . . . . . . . . . . . . . . . . . . 29

SECTION 4.18. Insurance. . . . . . . . . . . . . . . . . . . . . . . . . 29

                                   (ii)

SECTION 4.19.     Real Estate Investment Trust; Sole General
                  Partner. . . . . . . . . . . . . . . . . . . . . . . . 29

                                 ARTICLE V

                                 COVENANTS . . . . . . . . . . . . . . . 30

SECTION 5.01. Information. . . . . . . . . . . . . . . . . . . . . . . . 30

SECTION 5.02. Inspection of Property, Books and Records. . . . . . . . . 31

SECTION 5.03. Maintenance of Existence . . . . . . . . . . . . . . . . . 31

SECTION 5.04. Dissolution. . . . . . . . . . . . . . . . . . . . . . . . 31

SECTION 5.05. Consolidations, Mergers and Sales of Assets. . . . . . . . 31

SECTION 5.06. Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . 32

SECTION 5.07. Compliance with Laws; Payment of Taxes . . . . . . . . . . 33

SECTION 5.08. Insurance. . . . . . . . . . . . . . . . . . . . . . . . . 33

SECTION 5.09. Change in Fiscal Year. . . . . . . . . . . . . . . . . . . 33

SECTION 5.10. Maintenance of Property. . . . . . . . . . . . . . . . . . 33

SECTION 5.11. Environmental Notices. . . . . . . . . . . . . . . . . . . 33

SECTION 5.12. Environmental Matters. . . . . . . . . . . . . . . . . . . 33

SECTION 5.13. Environmental Release. . . . . . . . . . . . . . . . . . . 33

SECTION 5.14. Transactions with Affiliates . . . . . . . . . . . . . . . 34

SECTION 5.15. Restricted Payments. . . . . . . . . . . . . . . . . . . . 34

SECTION 5.16. Loans or Advances. . . . . . . . . . . . . . . . . . . . . 34

SECTION 5.17. Investments. . . . . . . . . . . . . . . . . . . . . . . . 35

SECTION 5.18. Liens on Eligible Property . . . . . . . . . . . . . . . . 35

SECTION 5.19. Restrictions on Ability of Guarantors to Pay
                Dividends. . . . . . . . . . . . . . . . . . . . . . . . 36

SECTION 5.20. Ratio of Total Consolidated Liabilities to
                Undepreciated Book Asset Value . . . . . . . . . . . . . 36


                                   (iii)

SECTION 5.21. Ratio of Total Secured Debt to Gross Asset
                Value. . . . . . . . . . . . . . . . . . . . . . . . . . 36

SECTION 5.22. Ratio of EBITDA to Consolidated Interest
                Expense. . . . . . . . . . . . . . . . . . . . . . . . . 36

SECTION 5.23. Ratio of Unencumbered Assets to Unsecured
                Funded Debt. . . . . . . . . . . . . . . . . . . . . . . 36

SECTION 5.24. Ratio of Unsecured Net Operating Income to
                Unsecured Interest Expense . . . . . . . . . . . . . . . 36

SECTION 5.25. Additional Debt. . . . . . . . . . . . . . . . . . . . . . 36

SECTION 5.26. Co-Investment Partnerships Depreciated Book
                Value.   . . . . . . . . . . . . . . . . . . . . . . . . 36

SECTION 5.27 Status as a REIT. . . . . . . . . . . . . . . . . . . . . . 36

SECTION 5.28 New Subsidiaries to Become Guarantors . . . . . . . . . . . 37

                                ARTICLE VI

                                 DEFAULTS. . . . . . . . . . . . . . . . 38

SECTION 6.01. Events of Default. . . . . . . . . . . . . . . . . . . . . 38

SECTION 6.02. Notice of Default. . . . . . . . . . . . . . . . . . . . . 40

                                ARTICLE VII

                                 THE AGENT . . . . . . . . . . . . . . . 40

SECTION 7.01. Appointment; Powers and Immunities . . . . . . . . . . . . 40

SECTION 7.02. Reliance by Agent. . . . . . . . . . . . . . . . . . . . . 41

SECTION 7.03. Defaults . . . . . . . . . . . . . . . . . . . . . . . . . 41

SECTION 7.04. Rights of Agent and its Affiliates as a Bank . . . . . . . 41

SECTION 7.05. Indemnification. . . . . . . . . . . . . . . . . . . . . . 41

SECTION 7.06  Consequential Damages. . . . . . . . . . . . . . . . . . . 42

SECTION 7.07. Payee of Note Treated as Owner . . . . . . . . . . . . . . 42

SECTION 7.08. Nonreliance on Agent and Other Banks . . . . . . . . . . . 42

SECTION 7.09. Failure to Act . . . . . . . . . . . . . . . . . . . . . . 42


                                   (iv)

SECTION 7.10. Resignation or Removal of Agent. . . . . . . . . . . . . . 42

SECTION 7.11. Documentation Agent. . . . . . . . . . . . . . . . . . . . 43

                               ARTICLE VIII

                   CHANGE IN CIRCUMSTANCES; COMPENSATION . . . . . . . . 43

SECTION 8.01. Basis for Determining Interest Rate Inadequate
                or Unfair. . . . . . . . . . . . . . . . . . . . . . . . 43

SECTION 8.02. Illegality . . . . . . . . . . . . . . . . . . . . . . . . 43

SECTION 8.03. Increased Cost and Reduced Return. . . . . . . . . . . . . 44

SECTION 8.04. Base Rate Loans Substituted for Euro-Dollar
                Loans. . . . . . . . . . . . . . . . . . . . . . . . . . 45

SECTION 8.05. Compensation . . . . . . . . . . . . . . . . . . . . . . . 45

                                ARTICLE IX

                               MISCELLANEOUS . . . . . . . . . . . . . . 45

SECTION 9.01. Notices. . . . . . . . . . . . . . . . . . . . . . . . . . 45

SECTION 9.02. No Waivers . . . . . . . . . . . . . . . . . . . . . . . . 46

SECTION 9.03. Expenses; Documentary Taxes. . . . . . . . . . . . . . . . 46

SECTION 9.04. Indemnification. . . . . . . . . . . . . . . . . . . . . . 46

SECTION 9.05. Setoff; Sharing of Setoffs . . . . . . . . . . . . . . . . 46

SECTION 9.06. Amendments and Waivers . . . . . . . . . . . . . . . . . . 47

SECTION 9.07. No Margin Stock Collateral . . . . . . . . . . . . . . . . 48

SECTION 9.08. Successors and Assigns . . . . . . . . . . . . . . . . . . 48

SECTION 9.09. Confidentiality. . . . . . . . . . . . . . . . . . . . . . 49

SECTION 9.10. Representation by Banks. . . . . . . . . . . . . . . . . . 50

SECTION 9.11. Obligations Several. . . . . . . . . . . . . . . . . . . . 50

SECTION 9.12. Georgia Law. . . . . . . . . . . . . . . . . . . . . . . . 50

SECTION 9.13. Severability . . . . . . . . . . . . . . . . . . . . . . . 50


                                    (v)

SECTION 9.14. Interest . . . . . . . . . . . . . . . . . . . . . . . . . 50

SECTION 9.15. Interpretation . . . . . . . . . . . . . . . . . . . . . . 51

SECTION 9.16. Waiver of Jury Trial; Consent to Jurisdiction. . . . . . . 51

SECTION 9.17. Counterparts . . . . . . . . . . . . . . . . . . . . . . . 51

SECTION 9.18. Source of Funds -- ERISA . . . . . . . . . . . . . . . . . 52

SECTION 9.19.  Exculpation . . . . . . . . . . . . . . . . . . . . . . . 52


EXHIBIT A-1       Form of Syndicated Loan Note

EXHIBIT A-2       Form of Swing Loan Note

EXHIBIT B         Form of Opinion of Counsel for the Borrower

EXHIBIT C         Form of Opinion of Special Counsel for the Agent

EXHIBIT D         Form of Assignment and Acceptance

EXHIBIT E         Form of Notice of Borrowing

EXHIBIT F         Form of Compliance Certificate

EXHIBIT G         Form of Closing Certificate

EXHIBIT H         Form of Officer's Certificate and Agreement for the
General Partner of the Borrower

EXHIBIT I         Form of Borrowing Base Certificate

EXHIBIT J         List of Eligible Properties

EXHIBIT K         Form of Guaranty

EXHIBIT L         Form of Contribution Agreement


Schedule 4.08     Subsidiaries and Co-Investment Partnerships

Schedule 4.14     Environmental Matters

Schedule 5.17     Existing Investments


                                   (vi)

                             CREDIT AGREEMENT


            CREDIT AGREEMENT dated as of June 27, 1997 among AMLI
RESIDENTIAL PROPERTIES, L.P., the BANKS listed on the signature pages hereof, WACHOVIA BANK, N.A., as Agent, and THE FIRST NATIONAL BANK OF CHICAGO, as Documentation Agent.

            The parties hereto agree as follows:


                                 ARTICLE I

                                DEFINITIONS

            SECTION 1.01. DEFINITIONS.  The terms as defined in this
Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

            "Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.05(c).

            "Affiliate" of any relevant Person means (i) any Person that directly, or indirectly through one or more intermediaries, controls the relevant Person (a "Controlling Person"), (ii) any Person (other than the relevant Person or a Subsidiary of the relevant Person) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary of the relevant Person) of which the relevant Person owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "Agent" means Wachovia Bank, N.A., a national banking association organized under the laws of the United States of America, in its capacity as agent for the Banks hereunder, and its successors and permitted assigns in such capacity.

            "Agent's Letter Agreement" means that certain letter agreement, dated as of April 23, 1997 between the Borrower and the Agent relating to the structure of the Loans, and certain fees from time to time payable by the Borrower to the Agent, together with all amendments and supplements thereto.

            "Agreement" means this Credit Agreement, together with all amendments and supplements hereto.

            "Applicable Margin" has the meaning set forth in Section
2.05(a).

            "Assignee" has the meaning set forth in Section 9.08(c).

            "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 9.08(c) in the form attached hereto as EXHIBIT D.

            "Authority" has the meaning set forth in Section 8.02.

            "Bank" means each bank listed on the signature pages hereof as having a Commitment, and its successors and assigns.

            "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or (ii) one-half of one percent above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

            "Base Rate Borrowing" means a Borrowing consisting of Base Rate
Loans.

            "Base Rate Loan" means a Syndicated Loan which bears or is to bear interest at a rate based upon the Base Rate, and is to be made as a Base Rate Loan pursuant to the applicable Notice of Borrowing, Section 2.02(f), or Article VIII, as applicable.

            "Borrower" means AMLI Residential Properties, L.P., a Delaware limited partnership, and its successors and its permitted assigns.

            "Borrowing" means a borrowing hereunder consisting of (i) Syndicated Loans made to the Borrower at the same time by all of the Banks, or (ii) a Swing Loan made to the Borrower by Wachovia, in each case pursuant to Article II. A Borrowing is a "Euro-Dollar Borrowing" if such Borrowing consists of Euro-Dollar Loans. A Borrowing is a "Base Rate Borrowing" if such Borrowing consists of Base Rate Loans. A Borrowing is a "Transaction Rate Borrowing" if such Borrowing consists of Transaction Rate Loans. A Borrowing is a "Syndicated Loan Borrowing" if such Borrowing consists of Syndicated Loans. A Borrowing is a "Swing Loan Borrowing" if such Borrowing consists of Swing Loans. A Borrowing is a "Fixed Rate Borrowing" if such Borrowing consists of Fixed Rate Loans.

            "Borrowing Base" means the sum of each of the following, as determined by reference to the most recent Borrowing Base Certificate furnished pursuant to Section 3.01(h) or Section 5.01(h), as applicable (and with respect to any Eligible Property which consists of phases, each phase thereof shall be separately categorized into clause (i), (ii) or
(iii) below, as appropriate, so long as such phase could be separately financed on a stand-alone basis):

            (i) an amount equal to the product of: (x) the quotient of (1) the Net Operating Income for the 3 month period ending on the last day of the Fiscal Quarter just ended prior to the date of determination, from each Eligible Unencumbered Stabilized Property, divided by (2) 0.09 (which is the capitalization rate); times (y) 4 (which is the annualization factor); times (z) 0.60 (which is the advance rate); plus

            (ii) an amount equal to the lesser of: (A) the product of (x)
0.50 (which is the advance rate), times (y) the book value of Construction in Progress on the last day of the Fiscal Quarter just ended on all Eligible Properties not subject to a Mortgage and (B) $50,000,000; plus

            (iii) an amount equal to the lesser of: (A) the product of (x)
0.40 (which is the advance rate), times (y) the cost of land acquired for the purpose of apartment community development and (B) $15,000,000.

            "Borrowing Base Certificate" means a certificate substantially in the form of EXHIBIT I, duly executed by an Executive Officer of the General Partner, setting forth in reasonable detail the calculations for each component of the Borrowing Base.

            "Capital Stock" means the Partnership Interests in the Borrower and any nonredeemable capital stock, whether common or preferred, or partner interests, whether general or limited, in any Consolidated Entity (to the extent issued to a Person other than the Borrower).

            "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et. seq. and its implementing regulations and amendments.

            "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

            "Change in Control" means: (i) any Person or two or more Persons other than the General Partner acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
1934) of 20% or more of the outstanding Partnership Interests; or (ii) as of any date a majority of the Board of Directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A) and individuals described in clause (B)

            "Change of Law" shall have the meaning set forth in Section
8.02.

            "Closing Certificate" has the meaning set forth in Section
3.01(e).

            "Closing Date" means June 27, 1997.

            "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

            "Co-Investment Partnerships" means any Person which is not a Consolidated Entity and which is owned (i) in part by the Borrower or any Consolidated Entity and (ii) in part by another Person which is not an Affiliate of the Borrower or any Consolidated Entity.

            "Commitment" means, with respect to each Bank, (i) the amount set forth opposite the name of such Bank on the signature pages hereof, and
(ii) as to any Bank which enters into any Assignment and Acceptance (whether as transferor Bank or as Assignee thereunder), the amount of such Bank's Commitment after giving effect to such Assignment and Acceptance, in each case as such amount may be reduced from time to time pursuant to Sections 2.07 and 2.08.

            "Compliance Certificate" has the meaning set forth in Section
5.01(c).

            "Consolidated Entity" means at any date any Subsidiary or Service Company the accounts of which, in accordance with GAAP, are consolidated with those of the Borrower in its consolidated financial statements as of such date.

            "Consolidated Interest Expense" for any period means interest currently expensed under GAAP in respect of Debt of the Borrower or any of the Consolidated Entities.

            "Consolidated Liabilities" means the sum of (i) all liabilities that, in accordance with GAAP, should be classified as liabilities on a consolidated balance sheet of Borrower and the Consolidated Entities, and
(ii) to the extent not included in clause (i) of this definition, all Redeemable Preferred Stock.

            "Consolidated Net Income" means, for any period, the Net Income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis, but excluding (i) extraordinary income or expense items and (ii) any equity interests of the Borrower or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary.

            "Consolidated Total Assets" means, at any time, the total assets of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated
Subsidiaries, prepared in accordance with GAAP.

            "Contribution Agreement" means the Contribution Agreement of even date herewith in substantially the form of EXHIBIT L to be executed by the Borrower and each of the Guarantors pursuant to Sections 3.01(b) or 5.28.

            "Construction in Progress" means, any Property in the process of being developed as an apartment community but is not a Stabilized Property, calculated on a consolidated basis for the Borrower and the Guarantors, the construction-in-progress as shown from time to time on the books and records of the Borrower and the Guarantors, maintained in accordance with GAAP.

            "Control" means, with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or otherwise.

            "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

            "Debt" of any Person means at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid or to be paid or to be paid under a letter of credit or similar instrument,
(viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (ix) all Debt of others Guaranteed by such Person.

            "Debt Rating" means at any time whichever is the lower of the rating of the Borrower's senior unsecured, unenhanced debt (or, if no such debt exists, its issuer credit rating for debt of such type) by Moody's or S&P (PROVIDED, that in the event of a double or greater split rating, the rating immediately above the lowest rating shall apply), or if only one of them rates the Borrower's senior unsecured, unenhanced debt, such rating.

            "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

            "Default Rate" means, with respect to any Loan, on any day, the sum of 2% plus the highest interest rate (including the Applicable Margin) which may be applicable to any Loans hereunder (irrespective of whether any such type of Loans are actually outstanding hereunder).

            "Dividends" means for any period the sum of all dividends and other distributions paid or declared during such period in respect of any Capital Stock and Redeemable Preferred Stock (other than dividends paid or payable in the form of additional Capital Stock).

            "Dollars" or "$" means dollars in lawful currency of the United States of America.

            "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Georgia are authorized by law to close.

            "EBITDA" means at any time the sum of the following, determined on a consolidated basis for the Borrower and each Consolidated Entity, at the end of each Fiscal Quarter, for the applicable measuring period: (i) Consolidated Net Income; PLUS (ii) Consolidated Interest Expense; PLUS (iii) taxes on income; PLUS (iv) depreciation; PLUS (v) amortization; PLUS (vi) other non-cash charges.

            "Economic Percentage" means the Borrower's percentage of ownership of all preferred and common stock of any of the Service Companies at any time.

            "Eligible Property" means any Property which is either (i) listed on EXHIBIT J or (ii) which has been approved as an Eligible Property by the Required Banks at the request of the Borrower, taking into account the following information concerning the Property provided to the Agent and the Banks by the Borrower: a physical description, applicable environmental reports, information regarding its age, location and occupancy, an operating statement and rent roll for the most recent Fiscal Quarter, and an operating budget for the current Fiscal Year; PROVIDED, HOWEVER, that any Eligible Property shall be released in writing by the Agent as an Eligible Property upon the written request of the Borrower, to enable the Borrower to sell or obtain financing on such Eligible Property, so long as no Default or Event of Default is in existence or would be caused thereby, and upon such release, such Property shall no longer constitute Eligible Property.

            "Eligible Unencumbered Stabilized Property" means any Eligible Property which (i) is not subject to a Mortgage, and (ii) is a Stabilized Property.

            "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

            "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Borrower or any Subsidiary required by any Environmental Requirement.

            "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent, or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

            "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

            "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

            "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

            "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

            "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Borrower, any Subsidiary or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

            "Euro-Dollar Borrowing" means a Borrowing consisting of Euro-Dollar Loans.

            "Euro-Dollar Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

            "Euro-Dollar Loan" means a Syndicated Loan which bears or is to bear interest at a rate based upon the Euro-Dollar Rate, and to be made as a Euro-Dollar Loan pursuant to the applicable Notice of Borrowing.

            "Euro-Dollar Reserve Percentage" has the meaning set forth in
Section 2.05(c).

            "Event of Default" has the meaning set forth in Section 6.01.

            "Executive Officer" refers to an executive officer of the General Partner, and means the Chairman, the Vice Chairman, the President or the Treasurer of the General Partner.

            "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, PROVIDED that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions, as determined by the Agent.

            "Fiscal Month" means any fiscal month of the Borrower.

            "Fiscal Quarter" means any fiscal quarter of the Borrower or the General Partner.

            "Fiscal Year" means any fiscal year of the Borrower or the General Partner.

            "Fixed Rate Borrowing" means a Euro-Dollar Borrowing or a Transaction Rate Borrowing, or either of them, as the context requires.

            "Fixed Rate Loan" means any Euro-Dollar Loan or Transaction Rate Loan, or either of them, as the context shall require.

            "Funds From Operations" has the meaning ascribed to such term in preparation of financial statements for real estate investment trusts as required by NAREIT from time to time, subject to Section 1.02.

            "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

            "General Partner" means AMLI Residential Properties Trust, a Maryland real estate investment trust, the sole general partner of the Borrower.

            "Gross Asset Value" means, on a consolidated basis for the Borrower and the Consolidated Entities, the sum of:

            (i) an amount equal to the product of: (x) the quotient of (1) the Net Operating Income for the 3 month period ending on the last day of the Fiscal Quarter just ended prior to the date of determination, from each Property, divided by (2) 0.09 (which is the capitalization rate); times (y) 4 (which is the annualization factor); plus

            (ii) an amount equal to the book value of (A) Construction in Progress plus (B) Properties consisting of unimproved land, as determined on the last day of the Fiscal Quarter just ended; plus

            (iii) an amount equal to the sum of all unrestricted balances on deposit with banks or other financial institutions, plus the market value of Investments permitted under Section 5.17(i), (ii), (iii) and (iv); plus

            (iv) an amount equal to the quotient of (x) the sum of the Economic Percentage of all earnings before interest and taxes of all Service Companies for the 3 month period ending on the last day of the month just ended prior to the date of determination, divided by (y) 0.15 (which is the capitalization rate) times (z) 4 (which is the annualization rate).

            "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), PROVIDED that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "Guarantors" means any one, or more or all, as the context shall require, of each Subsidiary which becomes a Guarantor pursuant to
Section 5.28, subject to the provisions of the last sentence of Section
5.05.

            "Guaranty" means the Guaranty Agreement in substantially the form of EXHIBIT K to be executed by each of the Guarantors pursuant to
Section 5.28, unconditionally and jointly and severally Guaranteeing payment of the Loans, the Notes and all other obligations of the Borrower to the Agent and the Banks hereunder, including without limitation all principal, interest, fees, costs, and compensation and indemnification amounts.

            "Harris Trust Facility" means the Secured Revolving Credit Facility Agreement dated as of September 16, 1994, as amended between the Borrower and Harris Trust & Savings Bank, providing for a line of credit/letter of credit facility in the aggregate amount of $8,000,000.

            "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. Section 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation,
(c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

            "Hedging Agreement" means any agreement to which the Borrower or any Guarantor is a party consisting of interest rate protection agreements, foreign currency exchange agreements or other hedging arrangements.

            "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, second, third or sixth month thereafter, as the Borrower may elect in the applicable Notice of Borrowing; PROVIDED that:

            (a) any Interest Period (subject to paragraph (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

            (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to paragraph (c) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and

            (c) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date; and

(2) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; PROVIDED that:

            (a) any Interest Period (subject to paragraph (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

            (b) no Interest Period which begins before the Termination Date and would otherwise end after the Termination Date may be selected; and

(3) with respect to each Transaction Rate Borrowing, any period up to 14 days mutually agreeable to the Borrower and Wachovia which ends on or prior to the Termination Date.

            "Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, or assumption of any obligation of such Person or otherwise.

            "Lending Office" means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as such Bank may hereafter designate as its Lending Office by notice to the Borrower and the Agent.

            "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest, encumbrance or servitude of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing.

For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

            "Loans" means, as the context shall require, either (i) Syndicated Loans, which may be either Base Rate Loans or Euro-Dollar Loans made pursuant to the terms and conditions set forth in Section 2.01(a), or
(ii) Swing Loans, which may be either Base Rate Loans or Transaction Rate Loans made pursuant to the terms and conditions set forth in Section 2.01(b).

            "Loan Documents" means this Agreement, the Notes, the Guaranty, the Contribution Agreement, any other document evidencing, relating to or securing the Loans, and any other document or instrument delivered to the Agent or the Banks from time to time in connection with this Agreement, the Notes or the Loans, as such documents and instruments may be amended or supplemented from time to time.

            "London Interbank Offered Rate" has the meaning set forth in
Section 2.05(c).

            "Margin Stock" means "margin stock" as defined in Regulations G, T, U or X.

            "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties or prospects of the General Partner, or of the Borrower and the Consolidated Entities taken as a whole, (b) the rights and remedies of the Agent or the Banks under the Loan Documents, or the ability of the Borrower or the Consolidated Entities to perform its obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of any Loan Document.

            "Moody's" means Moody's Investor Service, Inc.

            "Mortgage" means, with respect to any referenced Property, a mortgage, deed to secure debt, deed of trust or similar instrument encumbering such Property.

            "Multiemployer Plan" shall have the meaning set forth in
Section 4001(a)(3) of ERISA.

            "NAREIT" means the National Association of Real Estate Investment Trusts.

            "Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such Person for such period, as determined in accordance with GAAP.

            "Net Operating Income" means, (A) for any Property, calculated on a consolidated basis for the Borrower and the Consolidated Entities, the sum of the following derived from such Property: (i) Property revenues, less (ii) Property expenses (excluding depreciation, amortization and debt service), less (iii) an assumed management fee equal to 4% of gross rental income (less any management fees included in Property expenses under clause
(ii)) and less (iv) an annual capital reserve equal to $150 for each Unit.

            "Non-Recourse Mortgage Debt" means Debt secured by a Mortgage on Property, which the Agent has determined in good faith contains satisfactory exculpation provisions, except for customary exclusions for environmental liability, misapplication or fraudulent application of rent after default, insurance proceeds and condemnation awards and other customary exclusions.

            "Notes" means the Syndicated Loan Notes, the Swing Loan Note or any one, or more, or all of them, as the context shall require.

            "Notice of Borrowing" has the meaning set forth in Section
2.02.

            "Officer's Certificate and Agreement" has the meaning set forth in Section 3.01(f).

            "Participant" has the meaning set forth in Section 9.08(b).

            "Partner Conversions" means the exchange by any limited partner of the Borrower of any of its limited partner interests in the Borrower to shares in the General Partner, on 1 for 1 ratio, pursuant to the provisions of the Limited Partnership Agreement.

            "Partnership Interests" means any partner interests in the Borrower, whether general or limited.

            "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

            "Performance Pricing Determination Date" has the meaning set forth in Section 2.05(a).

            "Person" means an individual, a corporation, a partnership, an unincorporated association, a limited liability company, a limited liability partnership, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

            "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or
(ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

            "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings.

The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

            "Properties" means all real property owned, leased or otherwise used or occupied by the General Partner, the Borrower or any Guarantor, wherever located.

            "Quarterly Period" means a 3 month period (or portion thereof) ending on each March 31, June 30, September 30 and December 31 after the Closing Date and prior to the Termination Date.

            "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

            "Refunding Loan" means a new Syndicated Loan made on the day on which an outstanding Syndicated Loan is maturing or a Base Rate Borrowing is being converted to a Euro-Dollar Borrowing, if and to the extent that the proceeds thereof are used entirely for the purpose of paying such maturing Loan or Loan being converted, excluding any difference between the amount of such maturing Syndicated Loan or Syndicated Loan being converted and any greater amount being borrowed on such day and actually either being made available to the Borrower pursuant to Section 2.02(c) or remitted to the Agent as provided in Section 2.12, in each case as contemplated in
Section 2.02(d).

            "Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

            "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

            "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

            "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

            "Required Banks" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments are no longer in effect, Banks holding at least 66 2/3% of the aggregate outstanding principal amount of the sum of the Syndicated Loans.

            "Restricted Payment" means (i) any dividend or other distribution on any shares of the Borrower's Capital Stock (except dividends payable solely in shares of its Capital Stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's Capital Stock (except shares acquired upon the conversion thereof into other shares of its Capital Stock) or (b) any option, warrant or other right to acquire shares of the Borrower's Capital Stock.

            "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

            "Service Companies" means Amli Institutional Advisors, Inc., a Delaware corporation, Amli Management Company, a Delaware corporation, and Amli Residential Construction, Inc., a Delaware corporation.

            "Sope Creek Properties" means Phases I, II and III of the apartment community known as "AMLI at Sope Creek" and located in Marietta, Cobb County, Georgia.

            "Stabilized Property" means at any time any apartment community Property owned by the Borrower (i) which is at least 90% leased and economically occupied (pursuant to written leases which have been signed by both landlord and tenant, but including any month to month occupancy by any such tenant after the expiration of such written lease) or (ii) with respect to which a permanent certificate of occupancy was issued at least 3 months prior to the date of measurement.

            "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower or the General Partner; EXCLUDING, however, the Co-Investment Partnerships. The Service Companies are not Subsidiaries.

            "Swing Loan" means a Loan made by Wachovia pursuant to Section 2.01(b), which must be a Base Rate Loan or a Transaction Rate Loan.

            "Swing Loan Note" means the promissory note of the Borrower, substantially in the form of EXHIBIT A-2, evidencing the obligation of the Borrower to repay the Swing Loans, together with all amendments, consolidations, modifications, renewals, and supplements thereto.

            "Syndicated Loans" means Base Rate Loans or Euro-Dollar Loans made pursuant to the terms and conditions set forth in Section 2.01.

            "Syndicated Loan Notes" means the promissory notes of the Borrower, substantially in the form of EXHIBIT A-1, evidencing the obligation of the Borrower to repay Syndicated Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

            "Taxes" has the meaning set forth in Section 2.11(c).

            "Termination Date" means whichever is applicable of (i) June 26, 2000, (ii) such later date to which it is extended by the Banks pursuant to Section 2.04(b), in their sole and absolute discretion, (iii) the date the Commitments are terminated pursuant to Section 6.01 following the occurrence of an Event of Default, or (iv) the date the Borrower terminates the Commitments entirely pursuant to Section 2.07.

            "Third Parties" means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Borrower's business and on a temporary basis.

            "Total Consolidated Liabilities" means at any time, for the Borrower and the Consolidated Entities, determined on a consolidated basis, but without duplication, the sum of (i) Consolidated Liabilities, plus (ii) all Debt Guaranteed by the Borrower or any Consolidated Entity, plus (iii) the face amount of all letters of credit issued for the account of the Borrower or any Consolidated Entity.

            "Total Secured Debt" means at any time, for the Borrower and the Consolidated Entities, determined on a consolidated basis, but without duplication, the sum of the following, but only if any Property, or ownership interest of the owner thereof, is subject to a Mortgage with respect thereto: (i) all indebtedness for borrowed money; (ii) the deferred purchase price of Property; (iii) all capital leases; (iv) all obligations to reimburse any bank or other Person in respect of amounts paid or to be paid under a letter of credit or similar instrument; and (v) all Guarantees of Debt of Persons other than the Borrower and the Consolidated Entities.

            "Transaction Rate" has the meaning set forth in Section
2.01(b)(ii).

            "Transaction Rate Loan" means a Swing Loan to be made as a Transaction Rate Loan pursuant to Section 2.01(b).

            "Transaction Rate Request" has the meaning set forth in Section 2.01(b)(ii).

            "Transferee" has the meaning set forth in Section 9.08(d).

            "Undepreciated Book Asset Value" means at any time, for the Borrower and its Subsidiaries, the sum of (x) the original cost of all real estate assets plus the cost of capital improvements thereon, without deduction for accumulated depreciation and amortization incurred in connection therewith, plus (y) the book value of all other tangible assets determined in accordance with GAAP.

            "Unencumbered Assets" means at any time, for the Borrower and the Guarantors, determined on a consolidated basis, the sum of the following: (i) an amount equal to (x) the Net Operating Income for the 3 month period ending on the last day of the Fiscal Quarter just ended prior to the date of determination, from each Property not subject to a Mortgage, divided by (y) 0.09 (which is the capitalization factor), times (z) 4 (which is the annualization factor); plus (ii) the book value of Construction in Progress on all Property not subject to a Mortgage plus Properties consisting of unimproved land not subject to a Mortgage.

            "Unencumbered Stabilized Properties" means at any time, all Stabilized Properties not subject to a Mortgage.

            "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

            "Unit" means an individual apartment unit located in a Property.

            "Unsecured Net Operating Income" means at any time all Net Operating Income (but without giving effect to clauses (iii) and (iv) of the definition thereof) attributable to Unencumbered Stabilized Properties.

            "Unsecured Funded Debt" means at any time, for the Borrower and the Consolidated Entities, determined on a consolidated basis, the sum of the following, but only if any Property, or ownership interest of the owner thereof, is not subject to a Mortgage with respect thereto: (i) all indebtedness for borrowed money; (ii) the deferred purchase price of Property; (iii) all capital leases; (iv) all obligations to reimburse any bank or other Person in respect of amounts paid or to be paid under a letter of credit or similar instrument; and (v) all Guarantees of Debt of Persons other than the Borrower and the Consolidated Entities, and (vi) Debt not exceeding $7,500,000 in the aggregate principal amount with respect to the Sope Creek Properties.

            "Unsecured Interest Expense" means at any time that portion of Consolidated Interest Expense attributable to Unsecured Funded Debt.

            "Unused Commitment" means at any date, with respect to any Bank, an amount equal to its Commitment less the aggregate outstanding principal amount of its Syndicated Loans (but not, with respect to Wachovia, its Swing Loans).

            "Wachovia" means Wachovia Bank, N.A., a national banking association, and its successors.

            "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower or the General Partner.

            SECTION 1.02. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, or with respect to the calculation of Funds From Operations, as required by NAREIT, applied on a basis consistent (except for changes concurred in by the General Partner's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the General Partner or the Borrower and its Consolidated Subsidiaries delivered to the Banks unless with respect to any such change concurred in by the General Partner's independent public accountants or required by GAAP or, with respect to the calculation of Funds From Operations, as required by NAREIT, in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Banks shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.01 hereof, shall mean the financial statements referred to in Section 4.04).

            SECTION 1.03. REFERENCES. Unless otherwise indicated, references in this Agreement to "Articles", "Exhibits", "Schedules", "Sections" and other Subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof.

            SECTION 1.04. USE OF DEFINED TERMS. All terms defined in this Agreement shall have the same defined meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall require otherwise.

            SECTION 1.05. TERMINOLOGY. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.


                                ARTICLE II

                                THE CREDITS

            SECTION 2.01. COMMITMENTS TO LEND SYNDICATED LOANS.

      (a) SYNDICATED LOANS. Each Bank severally agrees, on the terms and conditions set forth herein, to make Syndicated Loans to the Borrower from time to time before the Termination Date; PROVIDED that,

            (i) immediately after each such Syndicated Loan is made, the aggregate outstanding principal amount of Syndicated Loans by such Bank shall not exceed the amount of its Commitment, and

            (ii) the aggregate outstanding amount of all Syndicated Loans and Swing Loans shall not exceed the lesser of (A) the aggregate amount of the Commitments and (B) the Borrowing Base.

Each Borrowing under this Section shall be in an aggregate principal amount of (x) for Base Rate Loans, $1,000,000 or any larger integral multiple of $500,000, and (y) for Euro-Dollar Loans, $1,000,000 or any larger integral multiple of $500,000 (except that in each case any such Borrowing may be in the aggregate amount of the Unused Commitments) and shall be made from the several Banks ratably in proportion to their respective Commitments.
Within the foregoing limits, the Borrower may borrow under this Section, repay or, to the extent permitted by Section 2.09, prepay Syndicated Loans and reborrow under this Section at any time before the Termination Date.

      (b) SWING LOANS. (i) In addition to the foregoing, Wachovia shall from time to time, upon the request of the Borrower, if the applicable conditions precedent in Article III have been satisfied, make Swing Loans to the Borrower in an aggregate principal amount at any time outstanding not exceeding $5,000,000; PROVIDED that, immediately after such Swing Loan is made, the outstanding amount of the Syndicated Loans and Swing Loans shall not exceed the lesser of (A) the aggregate amount of the Commitments and (B) the Borrowing Base. Within the foregoing limits, the Borrower may borrow under this Section 2.01(b), prepay and reborrow under this Section 2.01(b) at any time before the Termination Date. All Swing Loans shall be made as either Base Rate Loans or, subject to the provisions of clause (ii) below, Transaction Rate Loans.

      (ii) Swing Loans may be Transaction Rate Loans, if the Agent shall have determined that such Transaction Rate Loan, including the principal amount thereof, the Interest Period and the Transaction Rate applicable thereto, has been expressly agreed to by the Borrower and Wachovia (such agreement may be obtained by telephone, confirmed promptly to the Agent in writing) pursuant to the following procedures. If the Borrower desires a Transaction Rate Loan, (a) the Borrower shall provide Wachovia, with a copy to the Agent, with notice of a request (a "Transaction Rate Request") for a quote for a Transaction Rate Borrowing prior to 1:00 p.m. (Atlanta, Georgia time) on the date (which shall be a Domestic Business Day) of the proposed Transaction Rate Borrowing, which Transaction Rate Request shall include the principal amount and proposed Interest Period of the relevant Transaction Rate Borrowing, (b) prior to 1:30 p.m. (Atlanta, Georgia time) on such date, Wachovia shall furnish the Borrower, with a copy to the Agent, with its rate quote (a "Transaction Rate Quote") via facsimile transmission, (c) the Borrower shall immediately inform Wachovia and the Agent of its decision as to whether to request a Transaction Rate Borrowing at the Transaction Rate specified in such Transaction Rate Quote (a "Transaction Rate") (which may be done by telephone and promptly confirmed in writing, and which decision shall be irrevocable), and (d) if the Borrower has so informed Wachovia and the Agent that it does desire a Transaction Rate Borrowing at the Transaction Rate specified in such Transaction Rate Quote, then by 2:00 p.m. (Atlanta, Georgia time) on the date of such decision, Wachovia shall make such Transaction Rate Borrowing, with interest accruing thereon at such Transaction Rate, available to the Agent in accordance with the procedures set forth herein. The Agent shall notify the Banks of any Transaction Rate Borrowing pursuant hereto.

      (iii) At any time on or after the occurrence of an Event of Default, upon the request of Wachovia, each Bank other than Wachovia shall, on the third Domestic Business Day after such request is made, purchase a participating interest in Swing Loans in an amount equal to its ratable share (based upon its respective Commitment) of such Swing Loans, and Wachovia shall furnish each Bank with a certificate evidencing such participating interest. On such third Domestic Business Day, each Bank will immediately transfer to Wachovia, in immediately available funds, the amount of its participation. Whenever, at any time after Wachovia has received from any such Bank its participating interest in a Swing Loan, the Agent receives any payment on account thereof, the Agent will distribute to such Bank its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's participating interest was outstanding and funded); PROVIDED, HOWEVER, that in the event that such payment received by the Agent is required to be returned, such Bank will return to the Agent any portion thereof previously distributed by the Agent to it. Each Bank's obligation to purchase such participating interests shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation: (1) any set-off, counterclaim, recoupment, defense or other right which such Bank or any other Person may have against Wachovia requesting such purchase or any other Person for any reason whatsoever; (2) the occurrence or continuance of a Default or an Event of Default or the termination of the Commitments; (3) any adverse change in the condition (financial or otherwise) of the Borrower or Guarantor; (4) any breach of this Agreement by the Borrower or any other Bank; or (5) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

            SECTION 2.02. METHOD OF BORROWING LOANS OTHER THAN TRANSACTION RATE LOANS. For all Loans other than Transaction Rate Loans (which shall be governed by the provisions of Section 2.01(b)(ii)):

            (a) The Borrower shall give the Agent notice (a "Notice of Borrowing"), which shall be substantially in the form of EXHIBIT E, prior to 11:00 A.M. (Atlanta, Georgia time) on the same Domestic Business Day as each Base Rate Borrowing and at least 3 Euro-Dollar Business Days before each Euro-Dollar Borrowing, specifying:

            (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

            (ii) the aggregate amount of such Borrowing,

            (iii) whether the Loans comprising such Borrowing are to be Syndicated Dollar Loans or Swing Loans, and whether they are to be Base Rate Loans or Euro-Dollar Loans;

            (iv) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

            (b) Upon receipt of a Notice of Borrowing, the Agent shall promptly and in any event on the same business day notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing and such Notice of Borrowing, once received by the Agent, shall not thereafter be revocable by the Borrower.

            (c) Not later than 11:00 A.M. (Atlanta, Georgia time) for Euro-Dollar Loans, and 2:00 P.M. (Atlanta, Georgia time) for Base Rate Loans, on the date of each Borrowing, each Bank (or Wachovia, with respect to Swing Loans) shall (except as provided in paragraph (d) of this Section) make available its ratable share of such Borrowing, in Federal or other funds immediately available in Atlanta, Georgia, to the Agent at its address determined pursuant to Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address. Unless the Agent receives notice from a Bank, at the Agent's address referred to in or specified pursuant to Section 9.01, no later than 4:00 P.M. (local time at such address) on the Domestic Business Day before the date of a Borrowing stating that such Bank will not make a Syndicated Loan in connection with such Borrowing, the Agent shall be entitled to assume that such Bank will make a Syndicated Loan in connection with such Borrowing and, in reliance on such assumption, the Agent may (but shall not be obligated to) make available such Bank's ratable share of such Borrowing to the Borrower for the account of such Bank. If the Agent makes such Bank's ratable share available to the Borrower and such Bank does not in fact make its ratable share of such Borrowing available on such date, the Agent shall be entitled to recover such Bank's ratable share from such Bank or the Borrower (and for such purpose shall be entitled to charge such amount to any account of the Borrower maintained with the Agent), together with interest thereon for each day during the period from the date of such Borrowing until such sum shall be paid in full at a rate per annum equal to the rate at which the Agent determines that it obtained (or could have obtained) overnight Federal funds to cover such amount for each such day during such period, PROVIDED that (i) any such payment by the Borrower of such Bank's ratable share and interest thereon shall be without prejudice to any rights that the Borrower may have against such Bank and (ii) until such Bank has paid its ratable share of such Borrowing, together with interest pursuant to the foregoing, it will have no interest in or rights with respect to such Borrowing for any purpose hereunder. If the Agent does not exercise its option to advance funds for the account of such Bank, it shall forthwith notify the Borrower of such decision.

            (d) If any Bank makes a new Syndicated Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Syndicated Loan from such Bank, such Bank shall apply the proceeds of its new Syndicated Loan to make such repayment as a Refunding Loan and only an amount equal to the difference (if any) between the amount being borrowed and the amount of such Refunding Loan shall be made available by such Bank to the Agent as provided in paragraph (c) of this Section, or remitted by the Borrower to the Agent as provided in Section 2.11, as the case may be.

            (e) Notwithstanding anything to the contrary contained in this Agreement, no Fixed Rate Borrowing may be made if there shall have occurred a Default or an Event of Default, which Default or Event of Default shall not have been cured or waived, and all Refunding Loans shall be made as Base Rate Loans (but shall bear interest at the Default Rate, if applicable).

            (f) In the event that a Notice of Borrowing fails to specify whether the Syndicated Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, such Syndicated Loans shall be made as Base Rate Loans. If the Borrower is otherwise entitled under this Agreement to repay any Syndicated Loans maturing at the end of an Interest Period applicable thereto with the proceeds of a new Borrowing, and the Borrower fails to repay such Syndicated Loans using its own moneys and fails to give a Notice of Borrowing in connection with such new Borrowing, a new Borrowing shall be deemed to be made on the date such Syndicated Loans mature in an amount equal to the principal amount of the Syndicated Loans so maturing, and the Syndicated Loans comprising such new Borrowing shall be Base Rate Loans.

            (g) Notwithstanding anything to the contrary contained herein, there shall not be more than 8 Euro-Dollar Borrowings outstanding at any given time.

            SECTION 2.03. NOTES. (a) The Syndicated Loans of each Bank shall be evidenced by a single Syndicated Loan Note payable to the order of such Bank for the account of its Lending Office in an amount equal to the original principal amount of such Bank's Commitment. The Swing Loans shall be evidenced by a single Swing Loan Note payable to the order of Wachovia in the original principal amount of $5,000,000.

            (b) Upon receipt of each Bank's Syndicated Loan Notes, and Wachovia's Swing Loan Note pursuant to Section 3.01, the Agent shall deliver such Syndicated Loan Notes to such Bank and the Swing Loan Note to Wachovia. Each Bank, as to the Syndicated Loans (or Wachovia, as to the Swing Loans), shall record, and prior to any transfer of its Syndicated Loan Notes (or Swing Loan Note) shall endorse on the schedules forming a part thereof appropriate notations to evidence, the date, amount and maturity of, and effective interest rate for, each Syndicated Loan (or Swing Loan) made by it, the date and amount of each payment of principal made by the Borrower with respect thereto, and such schedules of each such Bank's Syndicated Loan Notes (or Wachovia's Swing Loan Note) shall constitute rebuttable presumptive evidence of the respective principal amounts owing and unpaid on such Bank's Syndicated Loan Notes (or Wachovia's Swing Loan Note); PROVIDED that the failure of any Bank (or Wachovia) to make any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Syndicated Loan Notes (or Swing Loan Note) or the ability of any Bank to assign its Syndicated Loan Notes or Wachovia to assign its Swing Loan Note. Each Bank (and Wachovia, with respect to the Swing Loan) is hereby irrevocably authorized by the Borrower so to endorse its Syndicated Loan Notes (or Swing Loan Note) and to attach to and make a part of any Syndicated Loan Note (or Swing Loan
Note) a continuation of any such schedule as and when required.

            SECTION 2.04. MATURITY OF LOANS. (a) Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

            (b) Notwithstanding the foregoing, the outstanding principal amount of the Loans, if any, together with all accrued but unpaid interest thereon, if any, shall be due and payable on June 26, 2000, unless the Termination Date is otherwise extended by the Banks, in their sole and absolute discretion. Upon the written request of the Borrower, which request shall be delivered to the Agent at least 60 days prior to each Extension Date (as such term is hereinafter defined), the Banks shall have the option (without any obligation whatsoever so to do) of extending the Termination Date for additional one-year periods on each of June 22, 1998 and June 21, 1999 (each, any "Extension Date"). In the event that a Bank chooses to extend the Termination Date for such an additional one-year period, notice shall be given by such Bank to the Borrower and the Agent at least 30 days prior to the relevant Extension Date; provided, that the Termination Date shall not be extended with respect to any of the Banks unless the Required Banks are willing to extend the Termination Date and
(x) the remaining Banks shall purchase ratable assignments (without any obligation so to do) from any terminating Bank (in the form of an Assignment and Acceptance) in accordance with their respective percentage of the remaining Aggregate Commitments; PROVIDED, THAT, such Banks shall be provided such opportunity (which opportunity shall allow such Banks at least 5 Domestic Business Days in which to make a decision) prior to the Borrower finding another bank pursuant to the immediately succeeding clause
(y); and, PROVIDED, FURTHER, THAT, should any of the remaining Banks elect not to purchase such an assignment, then, such other remaining Banks shall be entitled to purchase an assignment from any Terminating Bank which includes the ratable interest that was otherwise available to such non-purchasing remaining Bank or Banks, as the case may be, (y) the Borrower shall find another bank, acceptable to the Agent, willing to accept an assignment from such terminating Bank (in the form of an Assignment and Acceptance) and/or (z) the Borrower shall reduce the aggregate Commitments in an amount equal to the Commitment of any such terminating Bank which is not purchased pursuant to clause (x) or (y). Notwithstanding the foregoing, if the Termination Date is not extended for an additional one year period on or before June 22, 1998, then the Borrower may not request that the Termination Date be extended for an additional one year period on June 21, 1999. In the event of any extension pursuant to the foregoing, on each Extension Date, the Borrower shall pay to the Agent, for the ratable account of the Banks, an extension fee equal to 0.10% of the aggregate amount of the Commitments in effect on such Extension Date.

            SECTION 2.05. INTEREST RATES.  (a) "Applicable Margin" means:
(i) until the Borrower receives a Debt Rating, (x) for any Base Rate Loan, 0.00%, and (y) for each Euro-Dollar Loan 1.35%; and (ii) from and after the Borrower receives a Debt Rating, (x) for any Base Rate Loan, 0.00% and (y) for each Euro-Dollar Loan, the percentage determined on each Performance Pricing Determination Date by reference to the table set forth below as to such type of Loan and the Debt Rating for the quarterly or annual period ending immediately prior to such Performance Pricing Determination Date; PROVIDED, that if there is no Debt Rating, the Applicable Margin for Euro-Dollar Loans shall be based upon Level IV of the table below.

                        Level       Level       Level       Level
                          I          II          III         IV
                        -----       -----       -----       -----

Debt Rating             Greater     BBB         BBB-        Less
                        than or     or          or          than
                        equal to    Baa2        Baa3        BBB-
                        BBB+ or                             or
                        Baa1                                Baa3

Applicable Margin       0.90%       1.05%       1.20%       1.35%

      In determining the amounts to be paid by the Borrower pursuant to Sections 2.05(b), Borrower and the Banks shall refer to the Borrower's Debt Rating from time to time. For purposes hereof, "Performance Pricing Determination Date" shall mean each date on which the Debt Rating changes. Each change in interest and fees as a result of a change in Debt Rating shall be effective only for Loans (including Refunding Loans) which are made on or after the relevant Performance Pricing Determination Date. All determinations hereunder shall be made by the Agent unless the Required Banks shall object to any such determination. The Borrower shall promptly notify the Agent of any change in the Debt Rating of the Borrower.

            (b) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

            (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 3 months, at intervals of 3 months after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

            The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

            The "London Interbank Offered Rate" applicable to any Euro-Dollar Loan means for the Interest Period of such Euro-Dollar Loan, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term comparable to such Interest Period, which rates appear on the Telerate Page 3750 effective as of 11:00 A.M., London time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, PROVIDED that if no such offered rates appear on such page, the "London Interbank Offered Rate" for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than 2 major banks in New York City, selected by the Agent, at approximately 10:00 A.M., New York City time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, for deposits in Dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Euro-Dollar Loan.

            "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

            (d) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the Banks by telecopier of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

            (e) After the occurrence and during the continuance of an Event of Default, the principal amount of the Loans (and, to the extent permitted by applicable law, all accrued interest thereon) may, at the election of the Required Banks, bear interest at the Default Rate.

            SECTION 2.06. FEES.  (a)      On the Closing Date, the Borrower
shall pay to the Agent, for the ratable account of each Bank, a fully earned and nonrefundable upfront fee equal to 0.20% of the aggregate amount of the Commitments.

            (b) The Borrower shall pay to the Agent, for the ratable account of each Bank, a commitment fee, calculated on the average daily amount of the Unused Commitments, at the rate of 0.15% per annum. Such commitment fees shall accrue from and including the Closing Date to but excluding the Termination Date and shall be payable within 5 days after the last day of each Quarterly Period and on the Termination Date.

            (c) The Borrower shall pay to the Agent, for the account and sole benefit of the Agent, such fees and other amounts at such times as set forth in the Agent's Letter Agreement.

            SECTION 2.07. OPTIONAL TERMINATION OR REDUCTION OF COMMITMENTS.

The Borrower may, upon at least 3 Domestic Business Days' notice (or same Domestic Business Days' notice as to Swing Loans) to the Agent, terminate at any time, or proportionately reduce the Unused Commitments from time to time by an aggregate amount of at least $10,000,000 or any larger integral multiple of $500,000. If the Commitments are terminated in their entirety, all accrued fees (as provided under Section 2.06) shall be due and payable on the effective date of such termination.

            SECTION 2.08. MANDATORY REDUCTION AND TERMINATION OF COMMITMENTS. The Commitments shall terminate on the Termination Date, or on any earlier date pursuant to the provisions of and under the circumstances provided in Section 2.10(d), and in either case any Loans then outstanding (together with accrued interest thereon and, in the case of a termination pursuant to Section 2.10(d), any other amounts payable pursuant to such Section 2.10(d)) shall be due and payable on such date.

            SECTION 2.09. OPTIONAL PREPAYMENTS. (a) The Borrower may, upon at least 1 Domestic Business Days' notice to the Agent, prepay any Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $1,000,000 or any larger integral multiple of $500,000 for Syndicated Borrowings (with no minimum payment as to Swing Loan Borrowings), by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Base Rate Loans of the several Banks (or of Wachovia, as to Swing Loans) included in such Base Rate Borrowing.

            (b)   Subject to any payments required pursuant to the terms of
Article VIII for such Fixed Rate Loan, upon 3 Domestic Business Day's prior written notice (or same Domestic Business Days' notice as to Swing Loans) to the Agent, the Borrower may prepay in minimum amounts of $1,000,000 or any larger integral multiple of $500,000 as to Euro-Dollar Borrowings (with no minimum payment as to Swing Loan Borrowings) all or any portion of the principal amount of any Fixed Rate Loan prior to the maturity thereof. Each such optional prepayment shall be applied to prepay ratably the Fixed Rate Loans of the several Banks (or of Wachovia, as to Swing Loans) included in such Fixed Rate Borrowing.

            (c) Each such payment or prepayment shall be applied to the Swing Loans or ratably to the Loans of the Banks outstanding on the date of payment or prepayment in the following order of priority: (i) first, to Swing Loans which are Base Rate Loans; (ii) secondly, to Transaction Rate Loans; (iii) thirdly, to Syndicated Loans which are Base Rate Loans; and
(iv) lastly, to Euro-Dollar Loans.

            (d)   Upon receipt of a notice of prepayment pursuant to this
Section 2.09, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice, once received by the Agent, shall not thereafter be revocable by the Borrower.

            SECTION 2.10. MANDATORY PREPAYMENTS. (a) On each date on which the Commitments are reduced pursuant to Section 2.07 or Section 2.08, the Borrower shall repay or prepay such principal amount of the outstanding Loans, if any (together with interest accrued thereon and any amount due under Section 8.05(a)), as may be necessary so that after such payment the aggregate unpaid principal amount of the Loans does not exceed the aggregate amount of the Commitments as then reduced.

      (b) On each date on which the aggregate principal amount of the Loans outstanding exceeds the Borrowing Base on such date, the Borrower shall repay or prepay such principal amount of the outstanding Loans (together with interest thereon and any amount due under Section 8.05(a)) as may be necessary so that after such payment the aggregate unpaid principal amount of the Loans does not exceed the Borrowing Base on such date.

      (c) Each such payment or prepayment pursuant to paragraph (a), (b) or
(d) shall be applied ratably to the Loans of the Banks outstanding on the date of payment or prepayment in the following order of priority: (i) first, to Swing Loans, (ii) secondly to Syndicated Loans which are Base Rate Loans; and (iii) thirdly, to Euro-Dollar Loans.

      (d) In the event of a Change in Control, the Borrower shall notify the Agent and the Banks thereof within 3 Business Days of the occurrence thereof, and shall include in such notification relevant information pertaining thereto. Within 14 Business Days after demand by the Agent, made in writing at the request of the Required Banks within 60 days of the Agent's receipt of the aforesaid notice from the Borrower, the Borrower shall prepay in full the aggregate unpaid principal amount of the Loans, all accrued and unpaid interest thereon, any amounts due under Section 8.05(a), and all other accrued and unpaid amount hereunder, and the Commitments thereupon shall terminate pursuant to Section 2.08.

            SECTION 2.11. GENERAL PROVISIONS AS TO PAYMENTS. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 11:00 A.M. (Atlanta, Georgia time) on the date when due, in Federal or other funds immediately available in Atlanta, Georgia, to the Agent at its address referred to in
Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks, and to Wachovia such payment received by the Agent on account of the Swing Loans.

            (b) Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees hereunder shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day.

            (c) All payments of principal, interest and fees and all other amounts to be made by the Borrower pursuant to this Agreement with respect to any Loan or fee relating thereto shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding in the case of each Bank, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Taxes"). In the event that the Borrower is required by applicable law to make any such withholding or deduction of Taxes with respect to any Loan or fee or other amount, the Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to any Bank in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to such Bank additional amounts as may be necessary in order that the amount received by such Bank after the required withholding or other payment shall equal the amount such Bank would have received had no such withholding or other payment been made.

            Each Bank which is not organized under the laws of the United States or any state thereof agrees, as soon as practicable after receipt by it of a request by the Borrower to do so, to file all appropriate forms and take other appropriate action to obtain a certificate or other appropriate document from the appropriate governmental authority in the jurisdiction imposing the relevant Taxes, establishing that it is entitled to receive payments of principal and interest under this Agreement and the Notes without deduction and free from withholding of any Taxes imposed by such jurisdiction; PROVIDED that if it is unable, for any reason, to establish such exemption, or to file such forms and, in any event, during such period of time as such request for exemption is pending, the Borrower shall nonetheless remain obligated under the terms of the immediately preceding paragraph.

            In the event any Bank receives a refund of any Taxes paid by the Borrower pursuant to this Section 2.11(c), it will pay to the Borrower the amount of such refund promptly upon receipt thereof; PROVIDED that if at any time thereafter it is required to return such refund, the Borrower shall promptly repay to it the amount of such refund.

            Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower and the Banks contained in this Section 2.11(c) shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such Participant, Assignee or other Transferee, and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

            SECTION 2.12. COMPUTATION OF INTEREST AND FEES. Interest on Base Rate Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on Euro-Dollar Loans and Transaction Rate Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Commitment fees and any other fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                                ARTICLE III

                         CONDITIONS TO BORROWINGS

            SECTION 3.01. CONDITIONS TO FIRST BORROWING. The obligation of each Bank to make a Syndicated Loan on the occasion of the first Borrowing is subject to the satisfaction of the conditions set forth in Section 3.02 and receipt by the Agent of the following (as to the documents described in paragraphs (a),(c), (d) and (e) below, in sufficient number of counterparts for delivery of a counterpart to each Bank and retention of one counterpart by the Agent):

            (a) from each of the parties hereto of either (i) a duly executed counterpart of this Agreement signed by such party or (ii) a facsimile transmission of such executed counterpart (with the original to be sent to the Agent by overnight courier);

            (b) a duly executed Syndicated Loan Note for the account of each Bank and a duly executed Swing Loan Note for the account of Wachovia complying with the provisions of Section 2.03;

            (c) an opinion letter of Pircher, Nichols and Meeks, counsel for the Borrower and the Guarantors, dated as of the Closing Date, substantially in the form of EXHIBIT B and covering such additional matters relating to the transactions contemplated hereby as the Agent or any Bank may reasonably request;

            (d) an opinion of Jones, Day, Reavis & Pogue, special counsel for the Agent, dated as of the Closing Date, substantially in the form of EXHIBIT C and covering such additional matters relating to the transactions contemplated hereby as the Agent may reasonably request;

            (e) a certificate (the "Closing Certificate") substantially in the form of EXHIBIT G), dated as of the Closing Date, signed by an Executive Officer of the General Partner, to the effect that, (i) no Default has occurred and is continuing on the date of the first Borrowing and (ii) the representations and warranties of the Borrower and each Guarantor contained in Article IV are true on and as of the date of the first Borrowing hereunder;

            (f) all documents which the Agent or any Bank may reasonably request relating to the existence of the Borrower the partnership authority for and the validity of this Agreement, the Notes and any other matters relevant hereto, all in form and substance satisfactory to the Agent, including, without limitation, a certificate and agreement of the General Partner as of the Closing Date substantially in the form of EXHIBIT H (the "Officer's Certificate and Agreement"), signed by an Executive Officer of the General Partner, and certified copies of the following respective items for the Borrower and the General Partner: (i) its Certificate of Declaration of Trust, or Certificate of Limited Partnership, (ii) its Declaration of Trust, Partnership Agreement, (iii) a certificate of the Secretary of State of the State of its incorporation or creation as to its good standing as a real estate investment trust or partnership created therein, and (iv) the action taken by its Board of Trustees of the General Partner authorizing the execution, delivery and performance of the Loan Documents to which it is a party;

            (g)   a Notice of Borrowing;

            (h) receipt of the initial Borrowing Base Certificate, showing the Borrowing Base as of last day of the Fiscal Quarter ending prior to the Closing Date;

            (i) termination and payment in full of the existing line of credit facility from Wachovia and The First National Bank of Chicago (and proceeds of Loans on the Closing Date may be used for such purpose);

            (j) the release and payment in full of the existing deed to secure debt in favor of Wachovia covering the Sope Creek Properties (and proceeds of Loans on the Closing Date may be used for such purpose)(termination of any related UCC-1's may be accomplished within 30 days after the Closing Date); and

            (k) receipt of (i) the upfront fee payable to the Banks pursuant to Section 2.06(a) and (ii) all fees payable to the Agent on the Closing Date pursuant to the Agent's Letter Agreement.

In addition, if the Borrower desires funding of a Euro-Dollar Loan on the Closing Date, the Agent shall have received, the requisite number of days prior to the Closing Date, a funding indemnification letter satisfactory to it, pursuant to which (i) the Agent and the Borrower shall have agreed upon the interest rate, amount of Borrowing and Interest Period for such Euro-Dollar Loan, and (ii) the Borrower shall indemnify the Banks from any loss or expense arising from the failure to close on the anticipated Closing Date identified in such letter or the failure to borrow such Euro-Dollar Loan on such date.

            SECTION 3.02. CONDITIONS TO ALL BORROWINGS. The obligation of each Bank to make a Syndicated Loan and Wachovia to make a Swing Loan on the occasion of each Borrowing is subject to the satisfaction of the following conditions except as expressly provided in the last sentence of this Section 3.02:

            (a) receipt by the Agent of a Notice of Borrowing or acceptance of a Transaction Rate Quote;

            (b) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

            (c) the fact that the representations and warranties of the Borrower and each Guarantor contained in Article IV of this Agreement shall be true on and as of the date of such Borrowing; and

            (d) the fact that, immediately after such Borrowing, the conditions set forth in clauses (i) and (ii) of Section 2.01(a) shall have been satisfied.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the truth and accuracy of the facts specified in paragraphs (b), (c) and (d) of this Section.


                                ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES

            The Borrower and (by incorporation by reference in the Guaranty) the Guarantors, as expressly stated, each represents and warrants that:

            SECTION 4.01. PARTNERSHIP, TRUST AND CORPORATE EXISTENCE AND POWER. (a) The Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its creation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all partnership powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where any failure does not have and would not reasonably be expected to cause a Material Adverse Effect.

            (b) The General Partner is a real estate investment trust duly organized, validly existing and in good standing under the laws of the jurisdiction of its creation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all trust powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where any failure does not have and would not reasonably be expected to cause a Material Adverse Effect. The only general partner of borrower is and shall be AMLI Residential Properties Trust. The only assets of the General Partner (other than cash held for distribution to its shareholders) are and shall be its interest in the Borrower and its interest in various partnerships in which it owns, directly or indirectly, not more than 1% of the partnership interests and in which Borrower owns, directly or indirectly, all of the remaining partnership interests.

            (c) Each Guarantor is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its creation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where any failure does not have and would not reasonably be expected to cause a Material Adverse Effect.

            SECTION 4.02. CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents and by the Guarantors of the Guaranty and the Contribution Agreement (i) are within the Borrower's or such Guarantor's partnership or corporate powers, (ii) have been duly authorized by all necessary partnership or corporate action,
(iii) require no action by or in respect of or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation, certificate of limited partnership, partnership agreement, or by-laws of the Borrower or any Guarantor or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any Guarantor except where such contravention or default does not have and would not reasonably be expected to cause a Material Adverse Effect, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower or any of Guarantor.

            SECTION 4.03. BINDING EFFECT. This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, and the Notes, the Guaranty and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower and the Guarantor parties thereto, enforceable in accordance with their respective terms, PROVIDED that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

            SECTION 4.04. FINANCIAL INFORMATION. (a) The balance sheet of the General Partner and the consolidated balance sheet of the Borrower as of December 31, 1996 and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by KPMG Peat Marwick LLP, copies of which have been delivered to each of the Banks, fairly present, in conformity with GAAP, the financial position of the General Partner and the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such dates and the (with respect to the Borrower, its consolidated) results of operations and cash flows for such periods stated.

            (b) Since December 31, 1996 there has been no event, act, condition or occurrence having a Material Adverse Effect.

            SECTION 4.05. NO LITIGATION. There is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could have a Material Adverse Effect or which in any manner draws into question the validity of or could impair the ability of the Borrower to perform its obligations under, this Agreement, the Notes or any of the other Loan Documents.

            SECTION 4.06. COMPLIANCE WITH ERISA. (a) The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

            (b) Neither the Borrower nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

            SECTION 4.07. COMPLIANCE WITH LAWS; PAYMENT OF TAXES. To the best of the Borrower's knowledge, the Borrower and its Subsidiaries are in compliance with all applicable laws, regulations and similar requirements of governmental authorities, except where such compliance is being contested in good faith through appropriate proceedings, except where (i) such compliance is being contested in good faith through appropriate proceedings or (ii) any failure does not have and would not reasonably be expected to cause a Material Adverse Effect. There have been filed on behalf of the Borrower and its Subsidiaries all material Federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower or any Subsidiary have been paid, except: (A) ad valorem taxes not due and payable; and (B) other liabilities, if (1) they are being contested in good faith and against which the Borrower, Guarantor or Subsidiary has set up reserves in accordance with GAAP, or (2) the aggregate amount involved is not in excess of $5,000,000. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate. United States income tax returns of the General Partner, the Borrower and its Subsidiaries have not been examined.

            SECTION 4.08. SUBSIDIARIES, CO-INVESTMENT PARTNERSHIPS AND SERVICE COMPANIES. Each of the Borrower's Subsidiaries, Co-Investment Partnerships and Service Companies is a corporation, partnership or limited liability corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of creation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate or partnership powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where any failure does not have and would not reasonably be expected to cause a Material Adverse Effect. As of the Closing Date, the Borrower has no Subsidiaries or Co-Investment Partnerships except for those Subsidiaries and Co-Investment Partnerships listed on Schedule 4.08, which accurately sets forth each such Subsidiary's and Co-Investment Partnership's complete name and jurisdiction of creation. The Borrower will promptly notify the Agent of the creation of any new Subsidiary, and each such new Subsidiary shall be subject to the provisions of Section 5.28.

            SECTION 4.09. INVESTMENT COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            SECTION 4.10. PUBLIC UTILITY HOLDING COMPANY ACT. Neither the General Partner, the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

            SECTION 4.11. OWNERSHIP OF PROPERTY; LIENS. Each of the General Partner, the Borrower and its Consolidated Subsidiaries has title to its properties sufficient for the conduct of its business, and none of such property which constitutes Eligible Property is subject to any Lien except as permitted in Section 5.18.

            SECTION 4.12. NO DEFAULT. Neither the General Partner, the Borrower nor any of its Consolidated Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

            SECTION 4.13. FULL DISCLOSURE. All information heretofore furnished by the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Agent or any Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts which could have or cause a Material Adverse Effect.

            SECTION 4.14. ENVIRONMENTAL MATTERS. (a) Except as set forth in Schedule 4.14 (and, as approved by the Agent and the Banks in writing, as such Schedule 4.14 is amended or supplemented from time to time by the Borrower), to the best of the Borrower's knowledge, neither the Borrower nor any Subsidiary is subject to any Environmental Liability which could have or cause a Material Adverse Effect and neither the Borrower nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA, which designation or all such designations in effect at any time, taken as a whole, could have or would cause a Material Adverse Effect. None of the Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. Section 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

            (b) Except as set forth in Schedule 4.14 (and, as approved by the Agent and the Banks in writing, as such Schedule 4.14 is amended or supplemented from time to time by the Borrower), to the best of the Borrower's knowledge, no Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of the Borrower, at or from any adjacent site or facility, except for Hazardous Materials, such as cleaning solvents, pesticides, petroleum product and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in the ordinary course of business in material compliance with all applicable Environmental Requirements.

            (c) The Borrower, and each of its Subsidiaries and Affiliates, has procured all Environmental Authorizations necessary for the conduct of its business, and is in compliance with all Environmental Requirements in connection with the operation of the Properties and the Borrower's, and each of its Subsidiary's and Affiliate's, respective businesses, except where any such non-compliance would not have a Material Adverse Effect.

            SECTION 4.15. CAPITAL STOCK. All Capital Stock, beneficial interests, debentures, bonds, notes and all other securities of the General Partner, the Borrower and its Subsidiaries presently issued and outstanding are validly and properly issued in all material respects in accordance with all applicable laws, including, but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws. The issued shares of Capital Stock of the Borrower's Wholly Owned Subsidiaries are owned by the Borrower free and clear of any Lien or adverse claim. At least a majority of the issued shares of Capital Stock of each of the Borrower's other Subsidiaries (other than Wholly Owned Subsidiaries) is owned by the Borrower, and all such shares which are owned by the Borrower are owned by it free and clear of any Lien or adverse claim.

            SECTION 4.16. MARGIN STOCK. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as a significant part of its business, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation G,T, U or X.

            SECTION 4.17. INSOLVENCY. After giving effect to the execution and delivery of the Loan Documents and the making of the Loans under this
Agreement: (i) the Borrower will not (x) be "insolvent," within the meaning of such term as used in O.C.G.A. Section 18-2-22 or as defined in Section 101 of the "Bankruptcy Code", or Section 2 of either the "UFTA" or the "UFCA", or as defined or used in any "Other Applicable Law" (as those terms are defined below), or (y) be unable to pay its debts generally as such debts become due within the meaning of Section 548 of the Bankruptcy Code,
Section 4 of the UFTA or Section 6 of the UFCA, or (z) have an unreasonably small capital to engage in any business or transaction, whether current or contemplated, within the meaning of Section 548 of the Bankruptcy Code,
Section 4 of the UFTA or Section 5 of the UFCA; and (ii) the obligations of the Borrower under the Loan Documents and with respect to the Loans will not be rendered avoidable under any Other Applicable Law. For purposes of this Section 4.17, "Bankruptcy Code" means Title 11 of the United States Code, "UFTA" means the Uniform Fraudulent Transfer Act, "UFCA" means the Uniform Fraudulent Conveyance Act, and "Other Applicable Law" means any other applicable law pertaining to fraudulent transfers or acts voidable by creditors, in each case as such law may be amended from time to time.

            SECTION 4.18. INSURANCE. The Borrower and each of its Subsidiaries has (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, all-risk insurance in at least such amounts as are usually obtained in the same general area by companies of established repute engaged in the same or similar business.

            SECTION 4.19. REAL ESTATE INVESTMENT TRUST; SOLE GENERAL PARTNER. The General Partner is qualified under the Code as a real estate investment trust and is the sole general partner of the Borrower.

                                 ARTICLE V

                                 COVENANTS

            The Borrower and (by incorporation by reference in the Guaranty) the Guarantors agree that, so long as any Bank has any Commitment hereunder or any amount payable hereunder or under any Note remains unpaid:

            SECTION 5.01. INFORMATION. The Borrower will deliver to each of the Banks:

            (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the General Partner and a consolidated balance sheet of the Borrower and the Guarantors as of the end of such Fiscal Year and the related (with respect to the Borrower, its consolidated) statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, in either case audited by KPMG Peat Marwick LLP or other independent public accountants of nationally recognized standing, with such audit opinion to be free of material exceptions and qualifications not acceptable to the Required Banks;

            (b) as soon as available and in any event within 45 days after the end of each of the first 3 Fiscal Quarters of each Fiscal Year, a (with respect to the Borrower, its consolidated) balance sheet of the Borrower and the Guarantors as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by an Executive Officer of the General Partner;

            (c) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate, substantially in the form of EXHIBIT F (a "Compliance Certificate"), of an Executive Officer of the General Partner (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.05, 5.15, 5.16, 5.17, 5.20 through 5.24, inclusive, and 5.26 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

            (d) within 5 Domestic Business Days after the Borrower becomes aware of the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

            (e) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

            (f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Borrower shall have filed with the Securities and Exchange Commission;

            (g) if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan; or (iv) contributes to or becomes obligated to contribute to a Multiemployer Plan, or incurs any withdrawal liability with respect to a Multiemployer Plan; THEN a copy of any such notice referred to in clauses (i) through (iii) of this paragraph, and a detailed description of the amount and the circumstances of such contribution or withdrawal liability obligation referred to in clause (iv) of this paragraph;

            (h) within 60 days after the end of each Fiscal Quarter, and more frequently, at the election of the Borrower, a Borrowing Base Certificate as of the last day of the Fiscal Quarter just ended;

            (i) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, operating statements for each Eligible Property for the period covered by such financial statements; and

            (j) from time to time such additional information regarding the financial position or business of the Borrower and the Guarantors as the Agent, at the request of any Bank, may reasonably request.

            SECTION 5.02. INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Borrower, the Guarantors and the General Partner will (i) keep proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit representatives of any Bank at such Bank's expense prior to the occurrence of a Default and at the Borrower's expense after the occurrence of a Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Borrower, the General Partner and the Guarantors agree to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

            SECTION 5.03. MAINTENANCE OF EXISTENCE. The Borrower, the General Partner and the Guarantors will, subject to Sections 5.04 and 5.05, each maintain its respective partnership, corporate and trust existence and carry on its respective business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained.

            SECTION 5.04. DISSOLUTION. Neither the Borrower nor any of the Guarantors shall suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own stock or that of any Guarantor, except for Partner Conversions.

            SECTION 5.05. CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. Neither the Borrower, the General Partner nor any of the Guarantors will consolidate or merge with or into, or acquire all or substantially all of the assets or stock of any other Person, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, PROVIDED that:

            (i) the Borrower may merge with another Person if (x) such Person was organized under the laws of the United States of America or one of its states, (y) the Borrower is the limited partnership surviving such merger and (z) immediately after giving effect to such merger, no Default shall have occurred and be continuing;

            (ii) Guarantors may merge with one another, and the Guarantors may sell, lease or otherwise transfer assets to the Borrower;

            (iii) the foregoing limitation on the acquisition of all or substantially all the assets or stock of another Person shall not prohibit, during any Fiscal Quarter, the acquisition of all or substantially all of the assets or stock of another Person unless the aggregate assets or stock acquired in a single acquisition or series of related acquisitions of all or substantially all of the assets or stock of another Person by the Borrower, the General Partner and the Guarantors during such Fiscal Quarter constituted more than 20% of Gross Asset Value at the end of the most recent Fiscal Quarter immediately preceding such Fiscal Quarter; and

            (iv) the foregoing limitation on the sale, lease or other transfer of assets shall not prohibit, during any Fiscal Quarter, a transfer of assets (in a single transaction or in a series of related transactions) unless the aggregate assets to be so transferred, when combined with all other assets transferred, by the Borrower, the General Partner and the Guarantors during such Fiscal Quarter and the immediately preceding 3 Fiscal Quarters, constituted more than 20% of Gross Asset Value at the end of the most recent Fiscal Year immediately preceding such Fiscal Quarter.

      In the case of any Guarantor which transfers substantially all of its assets pursuant to clause (iv) of the preceding sentence, and in the case of any Guarantor the stock of which is being sold and with respect to which clause (iv) would have been satisfied if the transaction had been a sale of assets of such Guarantor, such Guarantor may dissolve and shall be entitled to obtain from the Agent a written release from the Guaranty, PROVIDED that it can demonstrate to the reasonable satisfaction of the Agent that (A) it has repaid in full all Debt owed to the Borrower or any other Guarantor and
(B) such sale was for cash and in the case of an asset transfer, the net cash proceeds received in connection therewith are being distributed to the Borrower as part of such dissolution, and upon obtaining such written release, it shall no longer be a Guarantor for any purpose hereunder.

            SECTION 5.06. USE OF PROCEEDS. The proceeds of the Loans may be used for payment in full of the existing deed to secure debt in favor of Wachovia covering the Sope Creek Properties, construction financing, working capital and general commercial purposes; PROVIDED, HOWEVER, that no portion of the proceeds of the Loans will be used by the Borrower or any Subsidiary (i) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, unless such tender offer or other acquisition is to be made on a negotiated basis with the approval of the Board of Directors of the Person to be acquired, and the provisions of Section 5.17 would not be violated, (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (iii) for any purpose in violation of any applicable law or regulation.

            SECTION 5.07. COMPLIANCE WITH LAWS; PAYMENT OF TAXES. The Borrower, the General Partner and the Guarantors will, and will cause each member of the Controlled Group to, comply with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where
(i) the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued or (ii) any failure does not have and would not reasonably be expected to cause a Material Adverse Effect. The Borrower, the General Partner and the Guarantors will pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the Property of the Borrower or any Guarantor, except (i) liabilities being contested in good faith and against which, if requested by the Agent, the Borrower will set up reserves in accordance with GAAP, or
(2) the aggregate amount involved is not in excess of $5,000,000.

            SECTION 5.08. INSURANCE. The Borrower, the General Partner and the Guarantors will maintain (either in the name of the Borrower, the General Partner or in such Guarantor's own name), with financially sound and reputable insurance companies, all-risk insurance on all its property in at least such amounts as are usually obtained in the same general area by companies of established repute engaged in the same or similar business.

            SECTION 5.09. CHANGE IN FISCAL YEAR. The Borrower and each of the Guarantors agrees that it will not change its Fiscal Year without the consent of the Required Banks.

            SECTION 5.10. MAINTENANCE OF PROPERTY. The Borrower, the General Partner and each Guarantor shall maintain in all material respects all of its Properties and assets in good condition, repair and working order, ordinary wear and tear excepted.

            SECTION 5.11. ENVIRONMENTAL NOTICES. The Borrower and each Guarantor shall furnish to the Banks and the Agent prompt written notice of all Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Properties or any adjacent property, and all facts, events, or conditions that could lead to any of the foregoing, which has had or would reasonably be expected to cause a Material Adverse Effect.

            SECTION 5.12. ENVIRONMENTAL MATTERS. The Borrower and the Guarantors will not, and will not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials such as cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in minimal amounts in the ordinary course of business in compliance with all applicable Environmental Requirements, except where any failure does not have and would not reasonably be expected to cause a Material Adverse Effect.

            SECTION 5.13. ENVIRONMENTAL RELEASE. The Borrower and each Guarantor agrees that upon the occurrence of an Environmental Release at or on any of the Properties it will act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority, except where any Environmental Release does not have and would not reasonably be expected to cause a Material Adverse Effect.

            SECTION 5.14. TRANSACTIONS WITH AFFILIATES. Neither the General Partner, the Borrower nor any of the Guarantors shall enter into, or be a party to, any transaction with any Affiliate of the Borrower or such Guarantor (which Affiliate is not the General Partner, the Borrower or a Guarantor), except as permitted by law and in the ordinary course of business and pursuant to reasonable terms and are no less favorable to the General Partner, Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate.

            SECTION 5.15. RESTRICTED PAYMENTS. The Borrower's Restricted Payments in any calendar year shall not exceed 95% of Funds From Operations for such period, unless (i) the Borrower must pay out an amount in excess of 95% of Funds From Operations to permit the General Partner to preserve its status as a real estate investment trust under the applicable provision of the Code, or (ii) the Borrower declares one or more capital gains dividends within such calendar year (in which event the amount of additional Restricted Payments that may be made as a result of such declaration as provided in this clause (ii) shall not exceed the greater of
(A) the income tax liability of the Borrower's partners with respect thereto and (B) $1,500,000). In the event that the Borrower receives a public debt rating of BBB- or better from S&P or Baa3 or better from Moody's and so long as that rating (or a better rating) is affirmed during each year, the Borrower's Restricted Payments in any calendar year will be limited to 100% of Funds from Operations for such calendar year with the same exceptions contained in clauses (i) and (ii) of this Section 5.15.

            SECTION 5.16. LOANS OR ADVANCES. Neither the Borrower, the General Partner nor any of the Guarantors shall make loans or advances to any Person except as permitted by Section 5.17 and except:

            (i) deposits required by government agencies or public utilities;

            (ii) loans or advances from the Borrower to a Guarantor or from a Guarantor to the Borrower or another Guarantor;

            (iii) loans and advances made to (A) Amli Institutional Advisors, Inc. as part of its initial capital structure in the amount of $500,000, and (B) Amli Management Company as part of its initial capital structure in the amount of $3,000,000;

            (iv) loans or advances to employees, officers and directors not exceeding $1,000,000 in the aggregate principal amount outstanding at any time, in each case made in the ordinary course of business, but excluding loans and advances described in clause (v);

            (v) loans and advances to employees, officers and directors to enable them to buy partnership units in the Borrower or stock in the General Partner which are secured by a pledge of such stock, so long as the aggregate amount of all such loans does not exceed $5,000,000;

            (vi) working capital loans and advances to Amli Residential Construction, Inc. for expenses for construction in progress for properties which are owned by or will be conveyed to the Borrower or any Co-Investment Partnership, so long as the aggregate principal amount outstanding at any time for all such loans and advances is not in excess of $6,000,000;

            (vii) loans and advances to Co-Investment Partnerships in an aggregate amount which, together with Investments in Co-Investment Partnerships, does not exceed (i) so long as the Borrower has no Debt Rating, 15% of Gross Asset Value and (ii) from and after the date the Borrower obtains a Debt Rating of at least BBB- or Baa3, 20% of Gross Asset Value; and/or

            (viii) other loans and advances by the Borrower, the General Partner and the Guarantors to any Person other than a Co-Investment Partnership which (x) are evidenced by notes (and, if requested by the Agent, acting at the direction of the Required Banks, with such notes, together with any related mortgage, have been assigned to and pledged with the Agent, for the benefit of itself and the Banks, as security for the payment of all obligations of the Borrower to the Agent and the Banks hereunder) and (y) are in an amount which, together with Investments permitted by clause (vii) of Section 5.17, do not exceed 5% of Gross Asset Value as of the end of the most recent Fiscal Quarter;

PROVIDED that after giving effect to the making of any loans, advances or deposits permitted by this Section, no Default shall be in existence or be created thereby.

            SECTION 5.17. INVESTMENTS. Investments of the Borrower as of the Closing Date (other than in Subsidiaries and Co-Investment Partnerships, which are set forth in Schedule 4.08), are set forth on
Schedule 5.17. Neither the Borrower, the General Partner nor any of the Guarantors shall make Investments after the Closing Date in any Person except as permitted by Section 5.16 and except Investments in:

            (i) direct obligations of the United States Government maturing within one year;

            (ii) certificates of deposit issued by a commercial bank whose credit is satisfactory to the Agent;

            (iii) commercial paper rated A1 or the equivalent thereof by S&P or P1 or the equivalent thereof by Moody's and in either case maturing within 6 months after the date of acquisition;

            (iv) tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least A or the equivalent thereof by S&P and A or the equivalent thereof by Moody's;

            (v) Investments consisting of the acquisition of all or substantially all of the assets or stock of another Person permitted by
Section 5.05(iii);

            (vi) Investments in Co-Investment Partnerships permitted by
Section 5.26; and/or

            (vii) other Investments by the Borrower, the General Partner and the Guarantors, other than in Co-Investment Partnerships, in an amount which, together with loans and advances permitted by clause (viii) of
Section 5.16, do not exceed 5% of Gross Asset Value as of the end of the most recent Fiscal Quarter;

PROVIDED, HOWEVER, immediately after giving effect to the making of any Investment, no Default shall have occurred and be continuing.

            SECTION 5.18. LIENS ON ELIGIBLE PROPERTY. Neither the Borrower nor any Guarantor will create, assume or suffer to exist any Lien on any Eligible Property now owned or hereafter acquired by it, except: (i) Liens incidental to the conduct of its business or the ownership of its assets which (x) do not secure Debt and (y) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business; and (ii) as permitted by the proviso contained in the definition of Eligible Property.

            SECTION 5.19. RESTRICTIONS ON ABILITY OF GUARANTORS TO PAY DIVIDENDS. The Borrower shall not permit any Guarantor to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any contractual encumbrance or restriction on the ability of any such Guarantor to (i) pay any dividends or make any other distributions on its Capital Stock or any other interest or (ii) make or repay any loans or advances to the Borrower or the parent of such Guarantor.

            SECTION 5.20. RATIO OF TOTAL CONSOLIDATED LIABILITIES TO UNDEPRECIATED BOOK ASSET VALUE. The ratio of Total Consolidated Liabilities to Undepreciated Book Asset Value shall at all times be equal to or less than 0.60 to 1.0.

            SECTION 5.21. RATIO OF TOTAL SECURED DEBT TO GROSS ASSET VALUE. The ratio of Total Secured Debt to Gross Asset Value shall at all times be equal to or less than 0.45 to 1.0.

            SECTION 5.22. RATIO OF EBITDA TO CONSOLIDATED INTEREST EXPENSE.

The ratio of EBITDA to Consolidated Interest Expense for the Fiscal Quarter just ended will not be less than 2.0 to 1.0, calculated at the end of each Fiscal Quarter.

            SECTION 5.23. RATIO OF UNENCUMBERED ASSETS TO UNSECURED FUNDED DEBT. The ratio of Unencumbered Assets to Unsecured Funded Debt shall at all times be equal to or greater than 1.75 to 1.00.

            SECTION 5.24. RATIO OF UNSECURED NET OPERATING INCOME TO UNSECURED INTEREST EXPENSE. The ratio of Unsecured Net Operating Income to Unsecured Interest Expense shall at all times be equal to or greater than
2.0 to 1.0.

            SECTION 5.25. ADDITIONAL DEBT. Neither the Borrower, the General Partner nor any Guarantor will create, incur, assume or suffer to exist any Debt except (i) Debt in existence on the Closing Date; (ii) Debt of any Guarantor to the Borrower, (iii) publicly held debt having a maturity later than the Termination Date, and (iv) other Debt which is privately held and which does not constitute revolving credit.

            SECTION 5.26. CO-INVESTMENT PARTNERSHIPS DEPRECIATED BOOK VALUE. The amount of the depreciated book value set forth on the line item designated as "Investments in Partnerships" on the Borrower's consolidated balance sheet, together with the aggregate amount of loans and advances to Co-Investment Partnerships permitted by clause (vii) of Section 5.16, shall not at any time exceed (i) so long as the Borrower does not have a Debt Rating of at least BBB- or Baa3, 15% of Gross Asset Value and (ii) from and after the date the Borrower obtains a Debt Rating of at least BBB- or Baa3, 20% of Gross Asset Value.

            SECTION 5.27 STATUS AS A REIT. The General Partner shall at all times maintain its status as a real estate investment trust under the Code and remain sole general partner of the Borrower. Neither the Borrower nor the General Partner will agree to amend or otherwise modify the provisions of Section 3.2 of the limited partnership agreement of the Borrower, as in effect on the date of this Agreement, without the prior written consent of the Required Banks (which consent the Banks hereby agree not to unreasonably withhold or delay).

            SECTION 5.28 NEW SUBSIDIARIES TO BECOME GUARANTORS. Any Subsidiary acquired or created after the Closing Date (other than Co-Investment Partnerships), must become a Guarantor promptly upon its acquisition or creation, in each case by (x) executing and delivering to the Agent a counterpart of the Guaranty and a counterpart of the Contribution Agreement, thereby becoming a party to each of them, (y) delivering to the Agent an opinion of counsel to such Subsidiary, in substantially the form and substance of EXHIBIT B, but limited to such Subsidiary and the Guaranty and Contribution Agreement, and excluding paragraph 2 thereof, and (z) delivering to the Agent documents pertaining to the Subsidiary reasonably requested by the Agent of the types described in paragraph (f) of Section 3.01, but relating to the Guaranty and the Contribution Agreement.

            SECTION 5.29 SERVICE COMPANY DISTRIBUTIONS. The Borrower agrees that (i) it shall not amend or otherwise modify any corporate charter of or similar agreement relating to any Service Company which would decrease the amount of preferred stock dividends or yield with respect thereto which would be received by the Borrower, and (ii) shall hold at all times an Economic Percentage in each Service Company equal to at least 75%.

                                ARTICLE VI

                                 DEFAULTS

            SECTION 6.01. EVENTS OF DEFAULT. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

            (a) the Borrower shall fail to pay when due any principal of any Loan or shall fail to pay any interest on any Loan within 5 Domestic Business Days after such interest shall become due, or shall fail to pay any fee or other amount payable hereunder within 5 Domestic Business Days after such fee or other amount becomes due; or

            (b) the Borrower or the General Partner shall fail to observe or perform any covenant contained in Sections 5.01(d), 5.01(h), 5.02(ii),
5.03 through 5.06, inclusive, Sections 5.16 through 5.24, inclusive, or Sections 5.26 through 5.28, inclusive; or

            (c) the Borrower, the General Partner or any Guarantor shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by paragraph (a) or (b) above) or the Guaranty and such failure shall not have been cured within 30 days after the earlier to occur of (i) written notice thereof has been given to the Borrower, the General Partner or such Guarantor by the Agent at the request of any Bank or (ii) the Borrower, the General Partner or such Guarantor otherwise becomes aware of any such failure; or

            (d) any representation, warranty, certification or statement made by the Borrower, the General Partner or any Guarantor in Article IV of this Agreement or the Guaranty or in any certificate, financial statement or other document delivered pursuant to this Agreement or the Guaranty shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

            (e) the Borrower, the General Partner or any Guarantor shall fail to make any payment in respect of the Harris Trust Facility or Debt in an aggregate principal amount outstanding in excess of $10,000,000 (other than the Notes), or under any Hedging Agreement with a termination value in excess of $10,000,000 (computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable Hedging Agreement) when due or within any applicable grace period; PROVIDED, HOWEVER, that there shall be excluded from the foregoing any Non-Recourse Mortgage Debt which, on a cumulative basis since the Closing Date, does not exceed $25,000,000 in aggregate principal amount; or

            (f) any event or condition shall occur which results in the acceleration of the maturity or termination of the Harris Trust Facility or the acceleration of the maturity of Debt in an aggregate principal amount outstanding in excess of $10,000,000 of the Borrower, the General Partner or any Guarantor (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Borrower, the General Partner or any Guarantor) or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or commitment or any Person acting on such holders' behalf to accelerate the maturity thereof or terminate any such commitment (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Borrower, the General Partner or any Guarantor); PROVIDED, HOWEVER, that there shall be excluded from the foregoing any Non-Recourse Mortgage Debt which does not exceed $25,000,000 in aggregate principal amount; or

            (g) the Borrower, the General Partner or any Guarantor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability or failure generally, to pay its debts as they become due, or shall take any action to authorize any of the foregoing; or

            (h) an involuntary case or other proceeding shall be commenced against the Borrower, the General Partner or any Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower, the General Partner or any Guarantor under the federal bankruptcy laws as now or hereafter in effect; or

            (i) the Borrower, the General Partner, any Guarantor or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, the General Partner, any Guarantor or any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Subsection (c) of section 4041 of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

            (j) one or more judgments or orders for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against the Borrower, the General Partner or any Guarantor and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

            (k) a federal tax lien shall be filed against the Borrower, the General Partner or any Guarantor under Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower, the General Partner or any Guarantor under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 25 days after the date of filing; or

            (l) the occurrence of any event, act, occurrence, or condition which the Required Banks determine either does or has a reasonable probability of causing a Material Adverse Effect.

then, and in every such event, (i) the Agent shall, if requested by the Required Banks, by notice to the Borrower terminate the Commitments and the obligation to make Swing Loans and they shall thereupon terminate, and (ii) the Agent shall, if requested by the Required Banks, by notice to the Borrower declare the Notes (together with accrued interest thereon), and all other amounts payable hereunder and under the other Loan Documents, to be, and the Notes (together with accrued interest thereon), and all other amounts payable hereunder and under the other Loan Documents shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; PROVIDED that if any Event of Default specified in paragraph (g) or (h) above occurs with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments and the obligations to make Swing Loans shall thereupon terminate and the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall automatically and without notice become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with interest thereon at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default. Notwithstanding the foregoing, the Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Banks.

            SECTION 6.02. NOTICE OF DEFAULT. The Agent shall give notice to the Borrower of any Default under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                ARTICLE VII

                                 THE AGENT

            SECTION 7.01. APPOINTMENT; POWERS AND IMMUNITIES. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The
Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Bank under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Banks, and then only on terms and conditions satisfactory to the Agent, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or wilful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provisions of this Article VII are solely for the benefit of the Agent and the Banks, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Loan Documents, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower. The duties of the Agent shall be ministerial and administrative in nature, and the Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank.

            SECTION 7.02. RELIANCE BY AGENT. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Agent.
As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks in any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

            SECTION 7.03. DEFAULTS. The Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the nonpayment of principal of or interest on the Loans) unless the Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or an Event of Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall give each Bank prompt notice of each nonpayment of principal of or interest on the Loans whether or not it has received any notice of the occurrence of such nonpayment. The Agent shall (subject to Section 9.06) take such action hereunder with respect to such Default or Event of Default as shall be directed by the Required Banks, PROVIDED that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

            SECTION 7.04. RIGHTS OF AGENT AND ITS AFFILIATES AS A BANK. With respect to the Loans made by the Agent and any Affiliate of the Agent, Wachovia in its capacity as a Bank hereunder and any Affiliate of the Agent or such Affiliate in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though Wachovia were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Wachovia in its individual capacity and any Affiliate of the Agent in its individual capacity. The Agent and any Affiliate of the Agent may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the General Partner or the Borrower (and any of the Borrower's Affiliates) as if Wachovia were not acting as the Agent, and the Agent and any Affiliate of the Agent may accept fees and other consideration from the Borrower (in addition to any agency fees and arrangement fees heretofore agreed to between the Borrower and the Agent) for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Banks.

            SECTION 7.05. INDEMNIFICATION. Each Bank severally agrees to indemnify the Agent and the Documentation Agent, to the extent the Agent and the Documentation Agent shall not have been reimbursed by the Borrower, ratably in accordance with its Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent or the Documentation Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; PROVIDED that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or wilful misconduct of the Agent or the Documentation Agent. If any indemnity furnished to the Agent or the Documentation Agent for any purpose shall, in the opinion of the Agent or the Documentation Agent, be insufficient or become impaired, the Agent or the Documentation Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

            SECTION 7.06 CONSEQUENTIAL DAMAGES. NEITHER THE AGENT NOR ANY BANK SHALL BE RESPONSIBLE OR LIABLE TO ANY BANK, THE BORROWER OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

            SECTION 7.07. PAYEE OF NOTE TREATED AS OWNER. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent and the provisions of Section 9.08(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

            SECTION 7.08. NONRELIANCE ON AGENT AND OTHER BANKS. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself (or any Bank) informed as to the performance or observance by the Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Person (or any of their Affiliates) which may come into the possession of the Agent.

            SECTION 7.09. FAILURE TO ACT. Except for action expressly required of the Agent hereunder or under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under
Section 7.05 against any and all liability and expense which may be incurred by the Agent by reason of taking, continuing to take, or failing to take any such action.

            SECTION 7.10. RESIGNATION OR REMOVAL OF AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Borrower and the Agent may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent, subject to the consent of the Borrower (which shall not be unreasonably withheld or delayed), except that no such consent shall be required during the continuance of a Default. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, subject to the consent of the Borrower (which shall not be unreasonably withheld or delayed), except during the continuance of a Default. Any successor Agent shall be a bank which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.

            SECTION 7.11. DOCUMENTATION AGENT. The Documentation Agent, it its capacity as such, shall have no duties or responsibilities under this Agreement or any of the other Loan Documents.

                               ARTICLE VIII

                   CHANGE IN CIRCUMSTANCES; COMPENSATION

            SECTION 8.01. BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. If on or prior to the first day of any Interest Period:

            (a) the Agent determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

            (b) the Required Banks advise the Agent that the London Interbank Offered Rate as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding the Euro-Dollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Euro-Dollar Loans specified in such notice shall be suspended. Unless the Borrower notifies the Agent at least 2 Domestic Business Days before the date of any Borrowing of such Euro-Dollar Loans for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

            SECTION 8.02. ILLEGALITY. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein or any existing or future law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Bank (or its Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar Loan of such Bank, together with accrued interest thereon and any amount due such Bank pursuant to Section 8.05(a). Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

            SECTION 8.03. INCREASED COST AND REDUCED RETURN. (a) If after the date hereof, a Change of Law or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority:

            (i) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office); or

            (ii) shall impose on any Bank (or its Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans; and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

            (b) If any Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

            (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

            (d) The provisions of this Section 8.03 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee.

            SECTION 8.04. BASE RATE LOANS SUBSTITUTED FOR EURO-DOLLAR LOANS. If (i) the obligation of any Bank to make or maintain any Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03, and the Borrower shall, by at least 5 Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

            (a) all Loans which would otherwise be made by such Bank as Euro-Dollar Loans shall be made instead as Base Rate Loans (in all cases interest and principal on such Loans shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and

            (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

            SECTION 8.05. COMPENSATION. Upon the request of any Bank, delivered to the Borrower and the Agent, the Borrower shall pay to such Bank such amount or amounts as shall compensate such Bank for any loss, cost or expense incurred by such Bank as a result of:

            (a) any payment or prepayment (pursuant to Section 2.09, 2.10, 6.01, 8.02 or otherwise) of a Euro-Dollar Loan on a date other than the last day of an Interest Period for such Loan; or

            (b) any failure by the Borrower to prepay a Euro-Dollar Loan on the date for such prepayment specified in the relevant notice of prepayment hereunder; or

            (c) any failure by the Borrower to borrow a Euro-Dollar Loan on the date for the Euro-Dollar Borrowing of which such Euro-Dollar Loan is a part specified in the applicable Notice of Borrowing delivered pursuant to Section 2.02;

such compensation to include, without limitation, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Euro-Dollar Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Euro-Dollar Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Euro-Dollar Loan provided for herein over (y) the amount of interest (as reasonably determined by such Bank) such Bank would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market.


                                ARTICLE IX

                               MISCELLANEOUS
                               -------------

            SECTION 9.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including telecopier or similar writing, except as hereafter expressly provided) and shall be given to such party at its address or telecopier number set forth on the signature pages hereof or such other address or telecopier number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective

(i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and the confirmation is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; PROVIDED that notices to the Agent under
Article II or Article VIII shall not be effective until received. Notwithstanding the foregoing, notices pursuant to Section 6.01 and service of process pursuant to Section 9.16(d) shall not be given by telecopier.

            SECTION 9.02. NO WAIVERS. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            SECTION 9.03. EXPENSES; DOCUMENTARY TAXES. The Borrower shall pay (i) all out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Agent, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder and (ii) if a Default occurs, all out-of-pocket expenses incurred by the Agent and the Banks, including fees and disbursements of counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents. The Borrower shall indemnify the Agent and each Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

            SECTION 9.04. INDEMNIFICATION. The Borrower shall indemnify the Agent, the Documentation Agent, the Banks and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower of the proceeds of any extension of credit by any Bank hereunder or breach by the Borrower of this Agreement or any other Loan Document or from any investigation, litigation (including, without limitation, any actions taken by the Agent or any of the Banks to enforce this Agreement or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse the Agent the Documentation Agent and each Bank, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or wilful misconduct of the Person to be indemnified.

            SECTION 9.05. SETOFF; SHARING OF SETOFFS. (a) The Borrower hereby grants to the Agent and each Bank (and Wachovia, as to the Swing Loans) a lien for all indebtedness and obligations owing to them from the Borrower upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Agent or any such Bank or otherwise in the possession or control of the Agent or any such Bank for any purpose for the account or benefit of the Borrower and including any balance of any deposit account or of any credit of the Borrower with the Agent or any such Bank, whether now existing or hereafter established hereby authorizing the Agent and each Bank at any time or times with or without prior notice to apply such balances or any part thereof to such of the indebtedness and obligations owing by the Borrower to the Banks and/or the Agent then past due and in such amounts as they may elect, and whether or not the collateral, if any, or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Agent or any such Bank as soon as the same may be put in transit to it by mail or carrier or by other bailee.

            (b) Each Bank agrees that if it shall, by exercising any right of setoff or counterclaim or resort to collateral security or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of all principal and interest owing with respect to the Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks owing to such other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks owing to such other Banks shall be shared by the Banks pro rata; PROVIDED that (i) nothing in this Section shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes, and (ii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (x) the amount of such other Bank's required repayment to (y) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

            SECTION 9.06. AMENDMENTS AND WAIVERS. (a) Any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); PROVIDED that, no such amendment or waiver shall, unless signed by all Banks, (i) change the Commitment of any Bank or subject any Bank to any additional obligation,
(ii) change the principal of or rate of interest on any Loan or any fees (other than fees payable to the Agent) hereunder, (iii) change the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) change the amount of principal, interest or fees due on any date fixed for the payment thereof, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the percentage of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (vi) change the manner of application of any payments made under this Agreement or the Notes, (vii) release or substitute all or any substantial part of the collateral (if any) held as security for the Loans, or (viii) release any Guarantee given to support payment of the Loans, or
(ix) change the definition of "Borrowing Base".

            (b) The Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement except through the Agent, unless each Bank shall be informed thereof by the Borrower and shall be afforded an opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Borrower to each Bank forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Banks. The Borrower will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Bank (in its capacity as such) as consideration for or as an inducement to the entering into by such Bank of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Banks.

            SECTION 9.07. NO MARGIN STOCK COLLATERAL. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

            SECTION 9.08. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

            (b) Any Bank may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment hereunder or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement.
In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) the change of any date fixed for the payment of principal of or interest on the related loan or loans,
(ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related loan or loans, (iii) the change of the principal of the related loan or loans, (iv) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) fee is payable hereunder from the rate at which the Participant is entitled to receive interest or fee (as the case may be) in respect of such participation, (v) the release or substitution of all or any substantial part of the collateral (if any) held as security for the Loans, or (vi) the release of any Guarantee given to support payment of the Loans. Each Bank selling a participating interest in any Loan, Note, Commitment or other interest under this Agreement shall, within 10 Domestic Business Days of such sale, provide the Borrower and the Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Article VIII with respect to its participation in Loans outstanding from time to time.

            (c) Any Bank may at any time assign to one or more banks or financial institutions (each an "Assignee") all or a proportionate part of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance, executed by such Assignee, such transferor Bank and the Agent (and, in the case of an Assignee that is not then a Bank, subject to clause (iii) below, by the Borrower); PROVIDED that (i) no interest may be sold by a Bank pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Bank's Commitment, (ii) if a Bank is assigning only a portion of its Commitment, then, the amount of the Commitment being assigned (determined as of the effective date of the assignment) shall be in an amount not less than $5,000,000, (iii) except during the continuance of a Default, no interest may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank (or an Affiliate of a Bank) without the consent of the Borrower and the Agent, which consent shall not be unreasonably withheld, and (iv) a Bank may not have more than 3 Assignees that are not then Banks at any one time. Upon
(A) execution of the Assignment and Acceptance by such transferor Bank, such Assignee, the Agent and (if applicable) the Borrower, (B) delivery of an executed copy of the Assignment and Acceptance to the Borrower and the Agent, (C) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, and (D) payment of a processing and recordation fee of $2,500 to the Agent, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, the Banks or the Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to each of such Assignee and such transferor Bank.

            (d) Subject to the provisions of Section 9.09, the Borrower authorizes each Bank to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning the Borrower which has been delivered to such Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation prior to entering into this Agreement.

            (e) No Transferee shall be entitled to receive any greater payment under Section 8.03 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

            (f) Anything in this Section 9.08 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of the Loans and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, PROVIDED that any payment in respect of such assigned Loans and/or obligations made by the Borrower to the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Loans and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Bank from its obligations hereunder.

            SECTION 9.09. CONFIDENTIALITY. Each Bank agrees to exercise commercially reasonable efforts to keep any information delivered or made available by the Borrower to it which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; PROVIDED that nothing herein shall prevent any Bank from disclosing such information

(i) to any other Bank, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank, (iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which the Agent, any Bank or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Bank's legal counsel and independent auditors and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 9.09; PROVIDED that should disclosure of any such confidential information be required by virtue of clause (ii) of the immediately preceding sentence, to the extent permitted by law, any relevant Bank shall promptly notify the Borrower of same so as to allow the Borrower to seek a protective order or to take any other appropriate action; PROVIDED, FURTHER, THAT, no Bank shall be required to delay compliance with any directive to disclose any such information so as to allow the Borrower to effect any such action.

            SECTION 9.10. REPRESENTATION BY BANKS. Each Bank hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; PROVIDED that, subject to Section 9.08, the disposition of the Note or Notes held by that Bank shall at all times be within its exclusive control.

            SECTION 9.11. OBLIGATIONS SEVERAL. The obligations of each Bank hereunder are several, and no Bank shall be responsible for the obligations or commitment of any other Bank hereunder. Nothing contained in this Agreement and no action taken by the Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

            SECTION 9.12. GEORGIA LAW. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of Georgia.

            SECTION 9.13. SEVERABILITY. In case any one or more of the provisions contained in this Agreement, the Notes or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

            SECTION 9.14. INTEREST. In no event shall the amount of interest, and all charges, amounts or fees contracted for, charged or collected pursuant to this Agreement, the Notes or the other Loan Documents and deemed to be interest under applicable law (collectively, "Interest") exceed the highest rate of interest allowed by applicable law (the "Maximum Rate"), and in the event any such payment is inadvertently received by any Bank, then the excess sum (the "Excess") shall be credited as a payment of principal, unless the Borrower shall notify such Bank in writing that it elects to have the Excess returned forthwith. It is the express intent hereof that the Borrower not pay and the Banks not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law. The right to accelerate maturity of any of the Loans does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and the Agent and the Banks do not intend to collect any unearned interest in the event of any such acceleration. All monies paid to the Agent or the Banks hereunder or under any of the Notes or the other

Loan Documents, whether at maturity or by prepayment, shall be subject to rebate of unearned interest as and to the extent required by applicable law. By the execution of this Agreement, the Borrower covenants, to the fullest extent permitted by law, that (i) the credit or return of any Excess shall constitute the acceptance by the Borrower of such Excess, and
(ii) the Borrower shall not seek or pursue any other remedy, legal or equitable, against the Agent or any Bank, based in whole or in part upon contracting for charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by the Agent or any Bank, all interest at any time contracted for, charged or received from the Borrower in connection with this Agreement, the Notes or any of the other Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Commitments. The Borrower, the Agent and each Bank shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and
(ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section shall be deemed to be incorporated into each Note and each of the other Loan Documents (whether or not any provision of this Section is referred to therein). All such Loan Documents and communications relating to any Interest owed by the Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of obligations hereunder and under the Notes and the other Loan Documents be automatically recomputed by the Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this Section.

            SECTION 9.15. INTERPRETATION. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

            SECTION 9.16. WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION. The Borrower (a) and each of the Banks and the Agent irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of this Agreement, any of the other Loan Documents, or any of the transactions contemplated hereby or thereby,
(b) submits to the nonexclusive personal jurisdiction in the State of Georgia, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Notes and the other Loan Documents, (c) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of Georgia for the purpose of litigation to enforce this Agreement, the Notes or the other Loan Documents, and (d) agrees that service of process may be made upon it in the manner prescribed in Section 9.01 for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Agent from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.

            SECTION 9.17. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            SECTION 9.18. SOURCE OF FUNDS -- ERISA. Each of the Banks hereby severally (and not jointly) represents to the Borrower that no part of the funds to be used by such Bank to fund the Loans hereunder from time to time constitutes (i) assets allocated to any separate account maintained by such Bank in which any employee benefit plan (or its related trust) has any interest nor (ii) any other assets of any employee benefit plan. As used in this Section, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in
Section 3 of ERISA.

            SECTION 9.19. EXCULPATION. Neither the General Partner nor any other partner of the Borrower, nor any officer or trustee of any of them, shall have any obligation or liability for payment of the Loans, and holders of the Notes will have no claims or other recourse against the General Partner or any other partner of the Borrower or any officer or trustee of any of them, or against any assets of the General Partner or any other partner of the Borrower or any officer or trustee of any of them, in respect of the Loans; and the holders of the Notes shall not have any right to enforce any obligations of a partner to make a contribution to the Borrower under any provision of the Agreement of Limited Partnership of the Borrower. Neither the General Partner nor any other partner of the Borrower nor any officer or trustee of any of them nor any of their respective assets shall be subject to any lien, levy, execution or any other enforcement procedure relating directly or indirectly to the Loans or any obligations thereunder; PROVIDED, HOWEVER, that in the event of a dissolution of the Borrower, any assets of the Borrower that are received by the General Partner in such dissolution shall be subject to the claims of the holders of the Notes for the enforcement of payment thereof.

            [Signatures are contained on the following pages.]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.


                                    AMLI RESIDENTIAL PROPERTIES, L.P.,
                                    a Delaware Limited Partnership
                                                                  (SEAL)
                                    By: AMLI Residential Properties
                                        Trust, a Maryland real estate

 investment trust, its General                Partner



                                    By:  ______________________________
                                    Title:  ___________________________

                                    AMLI Residential Properties, L.P.
                                    125 South Wacker Dr., Suite 3100
                                    Chicago, Illinois 60606
Attention: President
                                    Telecopier number:   312-443-0909
                                    Confirmation number: 312-443-1477




COMMITMENTS                         WACHOVIA BANK, N.A.,
-----------                         as Agent and as a Bank           (SEAL)

$45,000,000
                                    By:  ______________________________
                                    Title:  ___________________________

                                    Lending Office
                                    --------------
                                    Wachovia Bank, N.A.
                                    191 Peachtree Street, N.E.
                                    Atlanta, Georgia 30303-1757
                                    Attention: Syndications Group
                                    Telecopier number:   404-332-4005
                                    Confirmation number: 404-332-6971

                                    THE FIRST NATIONAL BANK OF CHICAGO
                                    as Documentation Agent and as a Bank
                                                                  (SEAL)


$30,000,000                         By:  ______________________________
                                    Title:  ___________________________

                                    Lending Office
                                    --------------
                                    The First National Bank of Chicago
                                    Suite 0315, 14th Floor
                                    One First National Plaza
                                    Chicago, Illinois  60670
                                    Attention: Kevin Gillen
                                    Telecopier number:       312-732-1117
                                    Confirmation number: 312-732-1486




$15,000,000                         HARRIS TRUST AND SAVINGS BANK    (SEAL)


                                    By:  ______________________________
                                    Title:  ___________________________

                                    Lending Office
                                    --------------
                                    Harris Trust and Savings Bank
                                    111 West Monroe, 4th Floor Center
                                    Chicago, Illinois 60603
                                    Attention: Gregory M Bins
                                    Telecopier number:       312-461-2968
                                    Confirmation number: 312-461-2203

$10,000,000                         LASALLE NATIONAL BANK            (SEAL)


                                    By:  ______________________________
                                    Title:  ___________________________

                                    Lending Office
                                    --------------
                                    LaSalle National Bank
                                    135 South LaSalle Street
                                    Suite 1225
                                    Chicago, Illinois  60603
                                    Attention: John C. Hein
                                    Telecopier number:   312-904-6467
                                    Confirmation number: 312-904-8620

--------------------
TOTAL COMMITMENTS:
$100,000,000